UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GOGO INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GOGO INC.

111 N. Canal St., Suite 1500

Chicago, Illinois 60606

April 26, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Gogo Inc., to be held on June 7, 2017, at 9:00 a.m. Central Time, at Gogo’s corporate headquarters at 111 N. Canal St., Chicago, Illinois 60606. All holders of our outstanding common shares as of the close of business on April 13, 2017 are entitled to vote at the meeting.

Your vote is important. Whether you plan to attend the annual meeting or not, you may access electronic voting via the Internet, which is described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. If you plan to attend the annual meeting, you may vote in person.

Registration and seating will begin at 8:30 a.m. Central Time. Each stockholder will be asked to sign an admittance card and may be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the April 13, 2017 record date. Cameras and recording devices will not be permitted at the meeting.

Details of the business to be conducted at the annual meeting are given in the notice of annual meeting of stockholders and the proxy statement.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of our annual meeting. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials, if they so choose.

On behalf of the board of directors, I want to thank you for your support of Gogo.

Sincerely,

Michael J. Small
Chief Executive Officer and President

GOGO INC.

111 N. Canal St., Suite 1500

Chicago, Illinois 60606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2017

To the Stockholders of Gogo Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Gogo Inc., a Delaware corporation (“Gogo” or the “Company”), will be held on June 7, 2017, at 9:00 a.m. Central Time, at Gogo’s corporate headquarters at 111 N. Canal St., Chicago, Illinois 60606 for the following purposes:

1.	The election of three Class I directors to serve until the 2020 annual meeting of stockholders or until their successors are duly elected and qualified;

2.	A non-binding advisory vote approving executive compensation;

3.	The approval of amendments to the Gogo Inc. Employee Stock Purchase Plan;

4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for fiscal year 2017; and

5.	The transaction of any other business that may properly be brought before the annual meeting.

Our board of directors has fixed the close of business on April 13, 2017 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the Annual Meeting.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval of executive compensation as described in Proposal No. 2 of the Proxy Statement, FOR the approval of amendments to the Gogo Inc. Employee Stock Purchase Plan as described in Proposal No. 3 of the Proxy Statement and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 4 of the Proxy Statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the circulation of our proxy materials.

The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the Annual Meeting and the board of directors’ recommendation with regard to each matter; a toll-free number, an email address and a website where stockholders may request a paper or email copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting, and information on how to attend the meeting and vote in person.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Chicago, Illinois

April 26, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2017:

THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS, THE ACCOMPANYING PROXY STATEMENT AND OUR 2016 ANNUAL REPORT TO STOCKHOLDERS ALL ARE AVAILABLE AT WWW.PROXYVOTE.COM.

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GOGO INC.

111 N. Canal St., Suite 1500

Chicago, Illinois 60606

2017 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

Gogo Inc.’s 2017 Annual Meeting Information

Date and Time:	June 7, 2017, at 9:00 a.m. Central Time.

Place:	Gogo’s corporate headquarters, located at 111 N. Canal St., Chicago, Illinois 60606.

Record Date:	April 13, 2017.

Voting:	Holders of common stock are entitled to one vote per share.

Admission:	To attend the meeting in person you will need proof of your share ownership as of the record date and a form of government-issued photo identification.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials or this proxy statement is first being mailed to stockholders on or about April 26, 2017.

Items of Business

Proposals		Board Vote Recommendation	Page Reference (for more information)
1.	Elect three directors named in this proxy statement	FOR	67
2.	Advisory vote approving executive compensation	FOR	68
3.	Approve amendments to the Gogo Inc. Employee Stock Purchase Plan	FOR	70
4.	Ratify the appointment of our independent registered public accounting firm	FOR	76

Board Structure

Gogo Inc. (“Gogo” or the “Company”) currently has ten directors divided into three classes: three in Class I, four in Class II and three in Class III. The terms of office of the three Class I directors expire at the Annual Meeting.

Election of Class I Directors

The three nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve for a term of three years or until their successors are duly elected and qualified. If you sign and return the accompanying proxy, your shares will be voted for the election of the three Class I nominees recommended by the board of directors unless you choose to withhold authority to vote for any of the nominees. If any nominee for any reason is unable to serve or will not serve, your proxy may be voted for a substitute nominee designated by the board of directors as the proxy holders may determine. The board is not aware of any nominee who will be unable to or will not serve as a director. There is no cumulative voting.

In order to be elected, a nominee must receive a plurality of the votes validly cast at the Annual Meeting. Therefore, the three nominees who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Class I nominees are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent
Hugh W. Jones	53	2016	President of Sabre Airlines Solutions	Audit	Yes
Michael J. Small	59	2010	President and Chief Executive Officer		No
Oakleigh Thorne	59	2006	CEO of Thorndale Farm, L.L.C.	Compensation; Nominating and Corporate Governance	Yes

Additional information about the three director nominees, as well as the Class II and Class III directors who will continue to serve after the Annual Meeting, is provided on page 67.

Advisory Vote on Executive Compensation

The board is asking you to vote to approve the compensation of our named executive officers, often referred to as a “say-on-pay” advisory vote. While the advisory vote is not binding on our board of directors, the board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements. For more information, see page 68.

Approval of Amendments to the Gogo Inc. Employee Stock Purchase Plan

The board is asking you to approve amendments to the Gogo Inc. Employee Stock Purchase Plan. For more information, see page 70.

Ratification of the Appointment of the Independent Registered Public Accounting Firm

The board is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year. For more information, see page 76.

2018 Annual Meeting

Pursuant to SEC Rule 14a-8, stockholder proposals submitted for inclusion in the proxy statement for our 2018 annual meeting of stockholders must be received by us by December 27, 2017. For more information, see page 77.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS ANDTHE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our annual meeting of stockholders, which will be held at 9:00 a.m. Central Time, on June 7, 2017, at Gogo’s corporate headquarters at 111 N. Canal St., Chicago, Illinois 60606 (the “Annual Meeting”). On April 26, 2017, we began mailing to stockholders of record either a Notice of Internet Availability of Proxy Materials (“Notice”) or this proxy statement and proxy card.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our board of directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint Marguerite M. Elias and Jenelle M. Chalmers (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote via the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice, but may still access our proxy materials and submit their proxies over the Internet at www.proxyvote.com.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 13, 2017 are entitled to vote. April 13, 2017 is referred to as the record date. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form at the Annual Meeting site on June 7, 2017 and will be accessible in electronic form for ten days before the meeting at our principal place of business, 111 N. Canal St., Suite 1500, Chicago, IL 60606, between the hours of 9:00 a.m. and 5:00 p.m. Central Time.

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. On the record date, there were 86,676,522 shares of our common stock outstanding and entitled to vote.

How do I vote at the Annual Meeting?

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the Annual Meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 6, 2017. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

How do I change or revoke my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet prior to 11:59 p.m. Eastern Time on June 6, 2017;
•	sending written notice of revocation prior to the Annual Meeting to our Corporate Secretary at 111 N. Canal St., Suite 1500, Chicago, IL 60606; or
•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the Annual Meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on four items:

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to elect three directors nominated by the board of directors and named in the proxy statement to serve until our 2020 annual meeting of stockholders or until their successors are elected and qualified;

•	to approve executive compensation in a non-binding advisory vote;
•	to approve amendments to the Gogo Inc. Employee Stock Purchase Plan; and
•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the board of directors recommend that I vote?

The board recommends that you vote as follows:

•	FOR each of the director nominees;
•	FOR the approval of executive compensation;
•	FOR the approval of amendments to the Gogo Inc. Employee Stock Purchase Plan; and

•	FOR the ratification of the appointment of our independent registered public accounting firm.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR all of the nominees for director;
•	vote FOR only one or two of the nominees for director and WITHHOLD from voting on the remaining nominee(s) for director; or
•	WITHHOLD from voting on all of the nominees for director.

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the board may either:

•	reduce the number of directors that serve on the board; or
•	designate a substitute nominee.

If the board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I vote for the non-binding advisory vote approving executive compensation, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of executive compensation;
•	vote AGAINST the approval of executive compensation; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to our board of directors, but will not be binding. However, our Compensation Committee will consider the outcome of the vote when making future compensation decisions for our executive officers. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

How may I vote for the proposal to approve amendments to the Gogo Inc. Employee Stock Purchase Plan, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the approval of amendments to the Gogo Inc. Employee Stock Purchase Plan;
•	vote AGAINST the approval of amendments to the Gogo Inc. Employee Stock Purchase Plan; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;
•	vote AGAINST the ratification of the accounting firm; or
•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by the holders of common stock who are present in person or by proxy. If you abstain from voting on the proposal or your broker is unable to vote your shares, it will have the same effect as a vote against the proposal.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

•	FOR each of the three director nominees;
•	FOR the approval of executive compensation;
•	FOR the approval of amendments to the Gogo Inc. Employee Stock Purchase Plan;
•	FOR the ratification of the appointment of our independent registered public accounting firm; and
•	At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

Will my shares be voted if I do not vote by using the Internet or by signing and returning my proxy card?

If you do not vote by using the Internet or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the Nasdaq rules that govern the banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to this proposal, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors, the non-binding advisory vote approving executive compensation and the approval of amendments to the Gogo Inc. Employee Stock Purchase Plan are not considered routine matters under the Nasdaq rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the Annual Meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

The following table summarizes the board’s recommendation on each proposal, the vote required for each proposal to pass and the effect of abstentions or withheld votes and uninstructed shares on each proposal.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Non-Votes

1	Election of Directors	FOR	The three nominees who receive the most FOR votes properly cast in person or by proxy and entitled to vote will be elected	No effect	No effect

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval	Abstentions/ Withheld Votes	Broker Non-Votes

2	Advisory vote approving executive compensation	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Count as votes against	No effect
3	Approval of amendments to the Gogo Inc. Employee Stock Purchase Plan	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Count as votes against	No effect
4	Ratification of independent registered public accounting firm	FOR	Majority of the voting power of the shares present in person or by proxy and entitled to vote	Count as votes against	Discretionary voting by broker permitted

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of Gogo Inc. common stock as of April 13, 2017 if you hold your shares through a broker) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting.

Can I receive future proxy materials and annual reports electronically?

Yes. You may access this proxy statement and the annual report by accessing the website located at www.proxyvote.com. Instead of receiving future proxy materials in the mail, you can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings, and will give you an automatic link to the proxy voting site.

If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to www.proxyvote.com and following the prompts.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sections provide an overview of our corporate governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our board operations.

The Company’s Bylaws provide that the board of directors shall consist of not fewer than three nor more than 11 directors, with the exact number to be fixed by the board of directors. The board of directors has fixed the current number of directors at 11, and there is currently one vacancy.

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) divides the board into three classes, as nearly equal in number as possible, with the terms of office of the directors of each class ending in different years. Classes I and III each currently have three directors and Class II currently has four directors. The terms of directors in Classes I, II and III end at the annual meetings in 2017, 2018 and 2019, respectively.

Director	Age	Position	Director Since
	Class I Directors for election at the 2017 Annual Meeting
Hugh W. Jones	53	Director	2016
Michael J. Small	59	President and Chief Executive Officer	2010
Oakleigh Thorne	59	Director	2006
	Class II Directors for election at the 2018 Annual Meeting
Ronald T. LeMay	71	Chairman of the Board	2006
Michele Coleman Mayes	67	Director	2016
Robert H. Mundheim	84	Director	2012
Harris N. Williams	47	Director	2010
	Class III Directors for election at the 2019 Annual Meeting
Robert L. Crandall	81	Director	2006
Christopher D. Payne	48	Director	2014
Charles C. Townsend	68	Director	2010

At each annual meeting of the stockholders, the successors of the directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The board of directors is therefore asking you to elect the three nominees for director whose term expires at the Annual Meeting. Hugh W. Jones, Michael J. Small and Oakleigh Thorne, our current Class I directors, have been nominated for reelection at the Annual Meeting. See “Proposal 1: Election of Directors” on page 67.

Directors are elected by a plurality. Therefore, the three nominees who receive the most “FOR” votes will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card, your shares will be voted for the election of the three nominees recommended by the board of directors unless you choose to withhold your vote against any or all of the nominees. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holders may determine. The Company is not aware of any nominee who will be unable to or will not serve as a director.

Biographical information for each nominee and continuing director is set forth below. We have also identified for each individual the business experience, qualifications, attributes and skills that underlie the board of directors’ and Nominating and Corporate Governance Committee’s belief that each individual is a valuable member of the board of directors. The persons who have been nominated for election and are to be voted upon at the Annual Meeting are listed first, with continuing directors following thereafter.

Class I Nominees

Hugh W. Jones currently serves as President of Sabre Airline Solutions. A 28-year veteran of the travel industry, Mr. Jones oversees the world’s leading provider of technology solutions to airlines around the globe. On March 6, 2017, it was announced that Mr. Jones will be leaving Sabre in August 2017. Mr. Jones has held a number of executive positions at Sabre including COO of Sabre Travel Network and Airline Solutions. Prior to his role in Sabre Airline Solutions, Mr. Jones served as the president and CEO of Travelocity. He began his career in the travel industry at American Airlines in 1988, serving in a variety of finance positions.

Mr. Jones’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial, operating and management;
•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of the airline technology and ecommerce industries.

Michael J. Small has served as our President and Chief Executive Officer since February 2010. Mr. Small has more than 30 years of experience in the communications industry. From January 1999 until November 2009, Mr. Small served as the Chief Executive Officer and a director of then-public Centennial Communications Corporation, a regional telecommunications service provider, where he was responsible for the strategic direction, financial well-being, and operational performance of the organization. From 1995 to 1998, Mr. Small served as Executive Vice President and Chief Financial Officer of 360 Degrees Communications Company. Mr. Small has served on the board of directors of First Midwest Bancorp since 2010.

Mr. Small’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of our Company and the telecommunications industry.

Oakleigh Thorne serves as the CEO of Thorndale Farm, L.L.C., which oversees investment of Thorne family assets. From 1996 to 2009, Mr. Thorne served as the Co-President of Blumenstein / Thorne Information Partners, L.L.C., a private equity and venture capital firm. From 2000 to 2007, Mr. Thorne served as Chairman and CEO of eCollege.com, a then-publicly traded provider of outsourced eLearning solutions, and he previously served as CEO of Commerce Clearing House Inc. and as a director of ShopperTrak. Mr. Thorne currently serves as a director of Helix Education, Inc. and MachineryLink, Inc., in addition to various charitable organizations. Mr. Thorne served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

Mr. Thorne’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;
•	Finance, financial reporting, compliance and controls expertise; and
•	A deep understanding of our Company and industry.

Continuing Directors

Class II Directors – Terms Expiring at the 2018 Annual Meeting:

Ronald T. LeMay has served as Chairman and CEO of FarmLink, Inc. (an advanced analytics company) and MachineryLink Sharing, Inc. (an asset utilization company) since March 2011. Mr. LeMay has served as director of Zubie, Inc. from May 2016 to present and Hyla, Inc. from September 2010 to present. Mr. LeMay has served as Chairman of October Capital (a private investment company) since February 2001 and Razorback Capital (a private investment company) since August 2006. Mr. LeMay has also served as Managing Director of OpenAir Equity Partners (a venture capital firm formed to make early stage investments in wireless companies) since September 2008. Previously, Mr. LeMay served as Representative Executive Officer of Japan Telecom from November 2003 until the sale of the company in July 2004 and as President and Chief Operating Officer of Sprint Corporation from October 1997 until April 2003. Mr. LeMay was director of Imation from July 1996 (except for the period from August 5, 1997 to December 31, 1997) until his retirement from the board in May 2012. He was also a director of Allstate Corporation until he retired from the board in May 2014. Mr. LeMay has served as the Chairman of our board of directors since July 2006. He served as our Executive Chairman from July 2006 to June 2013, except during the period from July 2009 to February 2010, during which he served as our Chief Executive Officer.

Mr. LeMay’s qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of our Company and its history, culture and industry.

Michele Coleman Mayes currently serves as Vice President, General Counsel and Secretary for the New York Public Library (NYPL). She joined NYPL in August 2012 after serving as Executive Vice President and General Counsel for Allstate Insurance Company since 2007. Prior to Allstate, she served as a Senior Vice President and the General Counsel of Pitney Bowes Inc. from 2003 to 2007 and in several legal capacities at Colgate-Palmolive from 1992 to 2003. In 1982, Ms. Mayes entered the corporate sector as managing attorney of Burroughs Corporation. After Burroughs and Sperry Corporation merged, creating Unisys Corporation, she was appointed Staff Vice President and Associate General Counsel for Worldwide Litigation. From 1976 through 1982, she served in the U.S. Department of Justice as an Assistant United States Attorney in Detroit and Brooklyn, eventually assuming the role of Chief of the Civil Division in Detroit. She currently chairs the American Bar Association Commission on Women in the Profession and is a Fellow of the American College of Governance Counsel.

Ms. Mayes’s specific qualifications, experience, skills and expertise include:

•	Legal, analytical and governance skills;
•	Core business skills and leadership experience; and
•	Expertise in civil litigation and governance matters.

Robert H. Mundheim has been Of Counsel to Shearman & Sterling LLP since 2000. Since 2012, Mr. Mundheim has also served as a Professor of Corporate Law and Finance at the University of Arizona James E. Rogers College of Law. From 1992 to 1999, Mr. Mundheim was Executive Vice President and General Counsel of Salomon Inc. and Senior Executive Vice President and General Counsel of Salomon Smith Barney Holdings Inc., and prior to that, he was Co-Chairman of the New York law firm of Fried, Frank, Harris, Shriver & Jacobson LLP and University Professor of Law and Finance at the University of Pennsylvania Law School, where he taught since 1965 and served as Dean from 1982 to 1989. Mr. Mundheim has also served as General Counsel to the U.S. Treasury Department, Special Counsel to the Securities and Exchange Commission and Vice Chairman, Governor-at-Large and a member of the Executive Committee of the National Association of Securities Dealers. He previously served as Chairman of the board of directors of Quadra Realty Trust, Inc. and as a director of Weeden & Co. LP, eCollege.com, Benjamin Moore & Co., Commerce Clearing House Inc., Arnhold & S. Bleichroeder Holdings, Inc., Hypo Real Estate Holding AG and First Pennsylvania Bank. Mr. Mundheim currently serves as a member of the Board of Trustees of New School University and the Board of Trustees of the Curtis Institute of Music, a Trustee of the American College of Corporate Governance Counsel and a director of the Salzburg Global Seminar.

Mr. Mundheim’s specific qualifications, experience, skills and expertise include:

•	Extensive experience and expertise on corporate governance matters;
•	Core business skills, including financial and strategic planning; and
•	Finance, compliance and controls expertise.

Harris N. Williams serves as Senior Managing Director of WF Holding Company LLC, a diversified asset management business. From 2005 to 2013, Mr. Williams was an executive with Ripplewood Holdings, LLC, a global private equity firm focused on control investments, serving as Managing Director since 2007. Prior to 2005, Mr. Williams was in the Investment Banking division of Credit Suisse, primarily focused on mergers and acquisitions and leveraged buyouts. Mr. Williams’s industry areas of focus have included Technology, Media, Financial Services, Healthcare, Industrials and Hospitality on a global basis. Mr. Williams served on the board of directors of 3W Power Holdings Ltd. from 2011 to 2013, where he also served as Chairman of the Audit Committee.

Mr. Williams’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning; and
•	Expertise in financial management and financial reporting.

Class III Directors – Terms Expiring at the 2019 Annual Meeting:

Robert L. Crandall is the former chairman and CEO of AMR Corporation and American Airlines. From 1998 to 2012, Mr. Crandall served on the board of directors of Celestica Inc. Mr. Crandall is also a director of, or a consultant to, several non-public companies. Mr. Crandall served as a member of the board of directors of Aircell, our predecessor company, from 2003 until January 2007.

Mr. Crandall’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the airline industry.

Christopher D. Payne has served as the Chief Operating Officer of DoorDash Inc. since January 2016. Mr. Payne was formerly the CEO of Tinder, Inc. from March 2015 to September 2015, the Senior Vice President, North American Marketplaces of eBay Inc. from September 2010 to December 2014 and the founder and CEO of Positronic, Inc. from July 2007 until December 2008, when it was sold to eBay. Mr. Payne previously served as a Vice President at Amazon from 1998 to 2001 and a Vice President at Microsoft from 2001 to 2007. Mr. Payne also was on the board of directors of Rue La La from July 2011 to October 2013.

Mr. Payne’s specific qualifications, experience, skills and expertise include:

•	Operating and management experience;
•	Core business skills, including financial and strategic planning; and
•	A deep understanding of the technology and e-commerce industries.

Charles C. Townsend currently serves as Managing General Partner of Bluewater Wireless II, L.P. Mr. Townsend founded Aloha Partners LP in 2001 and served as its

Managing General Partner until 2008. Mr. Townsend also served as the Managing General Partner of Aloha Partners II from 2006 to 2014. From 1988 to 1998, Mr. Townsend served as President and CEO of the Atlantic Cellular Company. Since January 2004, Mr. Townsend has also served as President of Pac 3, LLC.

Mr. Townsend’s specific qualifications, experience, skills and expertise include:

•	Core business skills, including financial and strategic planning;
•	A deep understanding of the telecommunications industry; and
•	Extensive knowledge of wireless spectrum valuations and uses.

Selecting Nominees for Director

Our board has delegated to the Nominating and Corporate Governance Committee the responsibility for reviewing and recommending to the board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, in evaluating director candidates, recommends to the board appropriate criteria for the selection of new directors based on the strategic needs of the Company and the board, periodically reviews the criteria adopted by the board and, if deemed desirable, recommends changes to such criteria.

The board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The board does not have a formal policy with respect to diversity and inclusion; however, it affirms the value placed on diversity within the Company. Diversity of experience is one of many factors the Nominating and Corporate Governance Committee considers when recommending director nominees to the board. The board often seeks members that have experience in positions with a high degree of responsibility or are, or have been, leaders in the companies or institutions with which they are, or were, affiliated, but may seek other members with different backgrounds, based upon the contributions they can make to the Company.

The Nominating and Corporate Governance Committee is responsible for recommending to the board nominees for election to the board at each annual meeting of stockholders and for identifying one or more candidates to fill any vacancies that may occur on the board. New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidates’ background and qualifications by the Nominating and Corporate Governance Committee, interviews with the Committee as a whole, one or more members of the Committee, or one or more other board members, and discussions within the Committee and the full board. The Nominating and Corporate Governance Committee then recommends candidates to the full board, with the full board selecting the candidates to be nominated for election by the stockholders or to be elected by the board to fill a vacancy.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 111 N. Canal St., Suite 1500, Chicago, Illinois 60606. Any such submission should also describe the experience, qualifications, attributes and skills that make the prospective candidate a suitable nominee for the board of directors. Our Bylaws set forth the requirements for direct nomination of an individual by a stockholder for election to the board of directors.

Director Independence

Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s board of directors. In addition, the listing standards of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. In order to consider a director independent, the board of directors must affirmatively determine that he or she has no material relationship with Gogo Inc. and is independent under the independence criteria for directors established by Nasdaq, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the independence criteria adopted by the board of directors. The independence criteria adopted by the board are set forth in the Company’s Corporate Governance Guidelines.

The board undertook an annual review of director independence in April 2017. As part of this review, the board considered whether there were any relationships between each director or any member of his or her immediate family and the Company. The board also examined whether there were any relationships between an organization of which a director is a partner, stockholder or executive officer and the Company. The purpose of this review was to determine whether any such relationships were inconsistent with a determination that a director is independent. As a result of this review, the board affirmatively determined that the following directors are independent directors: Robert Crandall, Hugh Jones, Ronald T. LeMay, Michele Coleman Mayes, Robert Mundheim, Christopher Payne, Oakleigh Thorne, Charles Townsend and Harris Williams. Accordingly, nine of our ten directors are independent, and all directors serving on the Audit Committee satisfy the independence requirements of Nasdaq and the SEC relating to directors and audit committee members.

Executive Sessions of Our Non-Management Directors

The Chairman of the Board and the full board each have authority to require the board to meet in executive sessions outside the presence of management. The independent directors meet at regularly scheduled executive sessions without management not less frequently than once per quarter.

Board Leadership Structure

As noted in our Corporate Governance Guidelines, the board has no policy with respect to the separation of the offices of Chairman and Chief Executive Officer. The board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time. Mr. LeMay, an independent director, currently serves as the Chairman of our board of directors.

Board’s Role in Risk Oversight

Our board is responsible for overseeing our risk management. Under its charter, the Audit Committee is responsible for reviewing and discussing our risk management practices, including the effectiveness of the systems and policies for risk assessment and risk management, the major financial risk exposures and the steps management has taken to monitor and control such exposures, any unusual material transactions and management, internal auditor and independent auditor reviews regarding policies, procedures and monitoring related to the Foreign Corrupt Practices Act and other anti-corruption statutes. The Audit Committee also oversees our corporate compliance and ethics programs, as well as the internal audit function. The board’s other independent committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and compensation generally. In addition to the committees’ work in overseeing risk management, our full board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the board receives reports on risk management from senior officers of the Company and from the committee chairs. The board reviews periodic assessments obtained from the Company’s ongoing enterprise risk management process that are designed to identify potential events that may affect the achievement of the Company’s objectives.

The Company’s Executive Vice President, General Counsel and Secretary reports directly to our Chief Executive Officer, providing him with visibility into the Company’s risk profile. The head of the Company’s internal audit functions regularly reports to the Audit Committee, and each of the General Counsel and head of internal audit have regularly scheduled private sessions with the Audit Committee. The board of directors believes that the work undertaken by the committees of the board, together with the work of the full board of directors and our management, enables the board of directors to effectively oversee the Company’s risk management function.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct

Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at www.ir.gogoair.com. The written charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees also are available on the corporate governance section of our investor relations website at www.ir.gogoair.com.

We have a long-standing commitment to conduct our business in accordance with high ethical principles. Our Code of Business Conduct and Ethics applies to our directors, chief executive officer, chief financial officer, chief accounting officer and all other officers and employees. Our Code of Financial Ethics applies to our chief executive officer, chief financial officer, chief accounting officer and any other key employees performing finance or accounting functions. Copies of the Code of Business Conduct and Ethics and the Code of Financial Ethics may also be accessed on the corporate governance section of our investor relations website at www.ir.gogoair.com.

Committees of the Board

Our board of directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table shows the current members of each committee and the number of meetings held during fiscal 2016.

Director	Audit	Compensation	N&CG
Robert L. Crandall	✓	✓
Hugh W. Jones	✓
Ronald T. LeMay
Michele Coleman Mayes	✓
Robert H. Mundheim		✓*	✓
Christopher D. Payne
Michael Small
Oakleigh Thorne		✓	✓*
Charles C. Townsend		✓
Harris N. Williams	✓*
Number of meetings	9	8	3

   ✓= current committee member; * = chair

Audit Committee. Our Audit Committee is responsible, among its other duties and responsibilities, for overseeing our accounting and financial reporting processes, the audits of our financial statements, the qualifications and independence of our independent registered public accounting firm, the effectiveness of our internal control over financial reporting and the performance of our internal audit function and independent registered public accounting firm. Our Audit Committee reviews and assesses the qualitative aspects of our financial reporting, our processes for managing business and financial risks, and our compliance with legal, ethical and regulatory requirements. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm.

During fiscal 2016, the Audit Committee held nine meetings. Each member of our Audit Committee meets the Nasdaq independence requirements, is financially literate, and is an independent director under Rule 10A-3 under the Exchange Act. Our board has determined that Mr. Crandall is an audit committee financial expert as defined by the SEC.

Compensation Committee. Our Compensation Committee is responsible, among its other duties and responsibilities, for reviewing and approving all forms of compensation to be provided to, and employment agreements with, the executive officers and directors of the Company and its subsidiaries (including the Chief Executive Officer), establishing the general compensation policies of the Company and its subsidiaries and reviewing, approving and overseeing the administration of the employee benefits plans of the Company and its subsidiaries. Our Compensation Committee also periodically reviews development and succession plans for executive officers.

During fiscal 2016, the Compensation Committee held eight meetings. Each member of our Compensation Committee meets the Nasdaq independence requirements and is an outside director under Section 162(m) of the Internal Revenue Code. If all directors serving on the Compensation Committee do not meet the “non-employee director” requirements of SEC Rule 16b-3, the Compensation Committee will delegate to a special Section 16b-3 subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act. In 2014, the Compensation Committee delegated to a Rule 16b-3 subcommittee, consisting of Messrs. Mundheim and Townsend, the authority to approve equity grants to our executive officers for purposes of Section 16(b) of the Exchange Act. The Compensation Committee also from time to time delegates authority to our Chief Executive Officer to approve equity grants to non-executive officers and other employees.

The Compensation Committee retained Compensation Strategies, Inc. during 2016 to provide executive compensation consulting services. Compensation Strategies, Inc. reports directly to the Compensation Committee, and does not provide any other services to the Company. After a review of the applicable factors prescribed by the SEC and Nasdaq, the Company determined that Compensation Strategies, Inc. is independent.

For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible, among its other duties and responsibilities, for identifying and recommending candidates for election to our board (including candidates proposed by stockholders), reviewing the composition of the board and its committees, developing corporate governance guidelines and recommending them to the board for approval, and managing the board’s annual self-evaluation process.

During fiscal 2016, the Nominating and Corporate Governance Committee held three meetings. Mr. Mundheim and Mr. Thorne are independent directors under the applicable Nasdaq rules.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held seven meetings during fiscal 2016. Each of our directors attended at least 75% of the total number of meetings of the board and any committees of which he/she was a member during the time in which such director served on the board or any committee. It is the board’s policy that our directors attend our annual meetings. All members of the board serving as directors at the time of the 2016 Annual Meeting attended the 2016 Annual Meeting.

Plurality Voting for Directors and Director Resignation Policy

The Company’s Bylaws provide for the election of directors by a plurality of the votes cast. This means that the three individuals nominated for election to the board of directors who receive the most “FOR” votes (among votes properly cast in person or by proxy) will be elected.

Succession Planning and Management Development

We are focused on talent development at all levels within our organization. Among the Compensation Committee’s key responsibilities is to ensure that management establishes and the Committee oversees an effective executive succession plan. The board regularly reviews the succession plans that support our overall business strategy, with a focus on key positions at the senior officer level. The board recognizes that succession planning and talent management are closely connected to risk management. Potential leaders are given exposure and visibility to board members through formal presentations and informal events. More broadly, the board is regularly updated on key talent indicators for the overall workforce, including through diversity, recruiting and development programs.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position

Michael J. Small	59	Director, President and Chief Executive Officer
Anand K. Chari	50	Executive Vice President and Chief Technology Officer
Jonathan B. Cobin	43	Executive Vice President and Chief Commercial Officer
Marguerite M. Elias	62	Executive Vice President, General Counsel and Secretary
Barry Rowan	60	Executive Vice President, Finance
Norman Smagley	58	Executive Vice President and Chief Financial Officer
John Wade	54	Executive Vice President and Chief Operating Officer
Michael Bayer	48	Senior Vice President, Controller and Chief Accounting Officer
Karen Jackson	47	Senior Vice President, Human Resources

Mr. Small’s biography and related information may be found above at “Directors, Executive Officers and Corporate Governance—Class I Nominees.” The following is biographical information for our other executive officers:

Anand K. Chari joined Aircell, Inc. in 2003 as a consultant. From July 2006 to July 2011, he served as Vice President of Engineering. In July 2011, he became our Chief Technology Officer and Senior Vice President, Engineering, and in February 2013, he was promoted to Executive Vice President and Chief Technology Officer and brings over 20 years of experience in the wireless communications and telecom industry with him to this position. Prior to joining Aircell, Mr. Chari founded and served as President of Simma Technologies Inc., a technology and management consulting company. He also served as Vice President of Sales and Business Development at ISCO International, Director of Business Development at 3Com, Director of Advanced Technology at Ameritech, and Manager at Telephone and Data Systems. Mr. Chari received his Master of Business Administration degree from University of Chicago, his Master of Science degree in Computer Engineering from Iowa State University, and a Bachelor of Science degree in Electronics and Communications Engineering from National Institutes of Technology, Trichy, India.

Jonathan B. Cobin joined us in April 2010. In January 2016, Mr. Cobin became our Chief Commercial Officer. From September 2003 to January 2010, Mr. Cobin was employed by Centennial Communications, a regional telecommunications service provider, principally in the role of Vice President Strategic Planning. Previously, Mr. Cobin held positions of increasing responsibility as a strategy consultant at Dean & Company and in the investment banking group at J.P. Morgan. He received his Master’s degree in Business Administration from the Stanford University Graduate School of Business and a Bachelor of Arts from Dartmouth College.

Marguerite M. Elias joined us in September 2007. From June 2004 until July 2007, Ms. Elias served as Senior Vice President and General Counsel of eCollege.com, a publicly traded provider of outsourced eLearning solutions, where she was responsible for all legal and compliance issues, managed the human resources function and was a member of senior management. Ms. Elias was in private practice for 15 years at Skadden, Arps, Slate, Meagher & Flom and Katten Muchin Rosenman, where she specialized in federal securities law, corporate finance, and mergers and acquisitions for clients across a broad spectrum of industries. Since 2007, Ms. Elias has served on the board of directors of Helix Education, Inc. Ms. Elias is a member of the American Law Institute. Ms. Elias received a Bachelor of Arts degree in Economics from Northwestern University and a Juris Doctor from Loyola University of Chicago School of Law.

Barry Rowan joined us as Executive Vice President, Finance on April 24, 2017 and will assume the position of Executive Vice President and Chief Financial Officer immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is expected to occur on May 4, 2017. Mr. Rowan previously served as Executive Vice President and Chief Financial Officer of Cool Planet Energy Systems from March 2013 to April 2017, as Executive Vice President, Chief Financial Officer and Chief Administrative Officer for Vonage Corporation from 2010 to 2013, and as Executive Vice President, Chief Financial Officer and Treasurer for Nextel Partners from 2003 to 2006. Mr. Rowan earned his Master’s degree in Business Administration from the Harvard Business School and his Bachelor’s degree in Business Administration and Chemical Biology summa cum laude from The College of Idaho.

Norman Smagley has served as our Chief Financial Officer since September 2010. Mr. Smagley brings over 20 years of experience as a chief financial officer for both public and private companies across many industries, with experience at technology, financial services, pharmaceutical, retail, industrial and publishing companies. Most recently, Mr. Smagley served as Senior Vice President and Chief Financial Officer of Rand McNally, a publisher of maps, atlases and other reference materials, from May 2002 to March 2010. Mr. Smagley received both his Master’s Degree in Finance and his Bachelor’s degree in Economics from The Wharton School of the University of Pennsylvania. Mr. Smagley will retire from his positions as our Executive Vice President and Chief Financial Officer immediately following the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is expected to occur on May 4, 2017.

John Wade joined us in November 2008. In August 2016, Mr. Wade became our Chief Operating Officer. Prior to joining Gogo Mr. Wade served as Chief Technical Officer and General Manager of in-flight mobile phone and internet provider, OnAir, from February 2005 to November 2008. He was responsible for OnAir’s internet business, including sales, strategy, customer relationship management and product development. Mr. Wade has more than 20 years of experience in the avionics and in-flight communications industries, having also held positions at in-flight internet and connectivity services provider Tenzing Communications, as well as PRIMEX Aerospace Company and GEC Marconi In-Flight Systems. Mr. Wade received his education at the University of Brighton, U.K., where he earned a First Class B Engineering Honors Degree in Electronic Engineering.

Michael Bayer joined us in June 2015. From February 2013 to March 2015, Mr. Bayer served as Vice President and Corporate Controller at JMC Steel Group, Inc., an independent steel pipe and tube manufacturer. Prior to that, he worked in various accounting and financial reporting roles, including as Assistant Controller and Controller of Motorola Mobility, Inc. from 2010 to 2013 and as Director of Accounting at Exelon Corporation from 2004 to 2009. Mr. Bayer is a Certified Public Accountant and received his Bachelor’s degree in Accounting from Miami University.

Karen Jackson joined us in February 2015. From November 2011 to January 2015, Ms. Jackson served as SVP, Human Resources of Acquity Group, a digital and marketing services firm acquired by Accenture, where she was responsible for the HR function and talent strategy across the business. From November 2009 to November 2011, Ms. Jackson held the position of VP, Corporate Strategy at Acquity Group, where she was responsible for driving Acquity Group’s growth initiatives. She received her Master’s degree in Business Administration from the Fuqua School of Business, Duke University and a Bachelor’s degree in Accounting from the University of Illinois, Urbana-Champaign.

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy pursuant to which our executive officers, directors and principal stockholders, including their immediate family members, will not be permitted to enter into a related person transaction with us without the consent of our Audit Committee. Any proposed transaction between the Company and an executive officer, director, principal stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, must be presented to our Audit Committee for review, consideration and approval. Our directors, executive officers and employees are required to report any proposed related person transaction to our Audit Committee. In approving or rejecting the proposed transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the proposed related person transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction and, if applicable, the impact on a director’s independence. Under the policy, if we discover any related person transaction that has not been properly approved, our Audit Committee will be notified and will determine the appropriate action, including ratification, rescission or amendment of the transaction.

Related Person Transactions

Registration Rights Agreement

On December 31, 2009, we entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of our stockholders, including certain entities affiliated with Oakleigh Thorne. The following description of the terms of the Registration Rights Agreement is intended as a summary only and is qualified in its entirety by reference to the Registration Rights Agreement filed as an exhibit to our 2014 Annual Report on Form 10-K. The registration of shares of our common stock pursuant to the exercise of registration rights described below would enable the holders to trade these shares without restriction under the Securities Act of 1933, as amended (the “Securities Act”), when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions and certain counsel or advisor fees as described therein, of the shares registered pursuant to the demand and piggyback registrations described below.

The demand and piggyback registration rights described below commenced 180 days after the closing of our initial public offering on June 26, 2013 and continue perpetually. We are not required to effect more than two demand registrations in any twelve-month period or any demand registration within 180 days following the date of effectiveness of any other registration statement. If the board of directors (or an authorized committee thereof), in its reasonable good faith judgment determines that the filing of a registration statement will materially affect a significant transaction or would force the Company to disclose confidential information which is adverse to the Company’s interest, then the board of directors may delay a required registration filing for periods of up to 90 days, so long as the periods do not aggregate to more than 120 days in a twelve-month period. Generally, in an underwritten offering, the managing underwriter has the right, subject to specified conditions, to limit the number of shares such holders may include.

Demand Registration Rights. Under the terms of the Registration Rights Agreement, stockholders that are a party to the agreement may, under certain circumstances and provided they meet certain thresholds described in the Registration Rights Agreement, make a written request to us for the registration of the offer and sale of all or part of the shares subject to such registration rights (“Registrable Securities”). If we are eligible to file a registration statement on Form S-3 or any successor form with similar “short-form” disclosure requirements, the holders of Registrable Securities may make a written request to us for the registration of the offer and sale of all or part of the Registrable Securities provided that the Registrable Securities to be registered under such short-form registration have an aggregate market value, based upon the offering price to the public, equal to at least $15.0 million.

Piggyback Registration Rights. If we register the offer and sale of any of our securities (other than a registration statement relating to an initial public offering or on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of the Company pursuant to any employee benefit plan, respectively) either on our behalf or on the behalf of other security holders, the holders of the Registrable Securities under the Registration Rights Agreement are entitled to include their Registrable Securities in the registration subject to certain exceptions relating to employee benefit plans and mergers and acquisitions. The managing underwriters of any underwritten offering may limit the number of Registrable Securities included in the underwritten offering if the underwriters believe that including these shares would have a materially adverse effect on the offering. If the number of Registrable Securities is limited by the managing underwriter, the securities to be included first in the registration will depend on whether we or certain holders of our securities initiate the piggyback registration. If we initiate the piggyback registration, we are required to include in the offering (i) first, the securities we propose to sell and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder. If the holder of Registrable Securities initiates the piggyback registration, it is required to include in the offering (i) first, the Registrable Securities requested to be included in such registration, pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder and (ii) second, the securities we propose to sell.

Indemnification Agreements

Our Certificate of Incorporation contains provisions permitted under the Delaware General Corporation Law relating to the liability of directors. These provisions eliminate a director’s personal liability to the fullest extent permitted by the Delaware General Corporation Law for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving any breach of the director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, under Section 174 of the Delaware General Corporation Law (unlawful dividends), or any transaction from which the director derives an improper personal benefit. The principal effect of the limitation on liability provision is that a stockholder will be unable to prosecute an action for monetary damages against a director unless the stockholder can demonstrate a basis for liability for which indemnification is not available under the Delaware General Corporation Law. These provisions, however, should not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. The inclusion of this provision in our Certificate of Incorporation may discourage or deter stockholders or management from bringing a lawsuit against directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our Bylaws require us to indemnify and advance expenses to our directors and officers to the fullest extent permitted by the Delaware General Corporation Law and other applicable law, except in certain cases of a proceeding instituted by the director or officer without the approval of our board. Our Bylaws provide that we are required to indemnify our directors and executive officers, to the fullest extent permitted by law, for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of the director’s or officer’s positions with us or another entity that the director or officer serves at our request, subject to various conditions, and to advance funds to our directors and officers to enable them to defend against such proceedings.

We have also entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide our directors and executive officers with contractual rights to the indemnification and expense advancement rights provided under our Bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Communications with the Board

Stockholders who wish to contact our board may send written correspondence, in care of the Corporate Secretary, to 111 N. Canal St., Suite 1500, Chicago, Illinois 60606. Communications may be addressed to an individual director, to the non-management directors as a group, or to the board as a whole. Communications not submitted confidentially that discuss business or other matters relevant to the activities of our board will be preliminarily reviewed by the office of the Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the office of the Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the board: junk mail and mass mailings, product and services complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 31, 2017 regarding the beneficial ownership of our common stock by:

•	each person, or group of persons, who is known to beneficially own more than 5% of any class of our common stock;
•	each of our directors;
•	each of the named executive officers; and
•	all of our directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of the determination date, which in the case of the following table is March 31, 2017. Shares issuable pursuant to those stock options are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Under these rules, more than one person may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities in which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership is based on 86,630,251 shares of our common stock outstanding as of March 31, 2017.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Gogo Inc., 111 N. Canal St., Suite 1500, Chicago, Illinois 60606.

Name of Beneficial Owner	Number of Shares	Percent
5% Stockholders
Oakleigh Thorne and affiliated entities(1)(3)(4)	24,990,297	28.8%
Stelliam Investment Management LP(5)	8,560,000	9.9%
FMR LLC(6)	6,885,598	7.9%
The Vanguard Group(7)	4,397,541	5.1%
Directors and Named Executive Officers
Ronald T. LeMay(2)(3)(4)	2,300,901	2.6%
Michael J. Small(3)	1,755,654	2.0%
Norman Smagley(3)	386,084	*
Anand K. Chari(3)	319,678	*
John Wade(3)	351,483	*

Name of Beneficial Owner	Number of Shares	Percent
Robert L. Crandall(3)(4)	119,782	*
Hugh W. Jones(3)(4)	10,404	*
Michele Coleman Mayes(3)(4)	10,404	*
Robert H. Mundheim(3)(4)	185,692	*
Christopher D. Payne(3)(4)	43,857	*
Oakleigh Thorne(1)(3)(4)	24,990,297	28.8%
Charles C. Townsend(3)(4)	2,323,659	2.7%
Harris N. Williams(3)(4)	58,038	*
Ash A. ElDifrawi(3)(8)	428,537	*
All directors and executive officers as a group (19 persons)(1)(2)(3)(4)	33,910,666	37.3%

*	Represents beneficial ownership of less than one percent (1%).

(1)	Includes 1,037,306 shares of our common stock held by the 2005 Restatement of the Oakleigh Thorne Trust dated June 23, 1997, 639,461 shares of our common stock held by the Oakleigh B. Thorne Dynasty Trust 2011, 2,838,551 shares of our common stock held by the Oakleigh L. Thorne Trust Under Agreement FBO Oakleigh B. Thorne, 2,756,524 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Oakleigh B. Thorne, 1,637,803 shares of our common stock held by the Oakleigh L. Thorne Trust Under Agreement dated 12/15/76, 20,936 shares of our common stock held by BPT FBO Oakleigh B. Thorne dated 12/23/1970, 453,678 shares held by Oakleigh B. Thorne GST, 139,536 shares of our common stock held by OAP, LLC, 12,682 shares of our common stock held by the Oakleigh Hewson Thorne 1995 Trust, 8,617 shares of our common stock held by the Kathryn Fitzsimons Thorne 1997 Trust, 49,771 shares of our common stock held by the Oakleigh B. Thorne May 2015 3-Year Annuity Trust, 30,570 shares of our common stock held by the Oakleigh B. Thorne October 2015 2-Year Annuity Trust, 134,748 shares of our common stock held by the Oakleigh B. Thorne February 2016 2-Year Annuity Trust, 243,136 shares of our common stock held by the Oakleigh B. Thorne June 2016 3-Year Annuity Trust, 205,386 shares of our common stock held by the Oakleigh B. Thorne February 2017 3-Year Annuity Trust, 137,067 shares of our common stock held by the Oakleigh B. Thorne Revocable Trust, 14,749 shares of our common stock held by Option 1 LLC, 518,047 shares of our common stock held by Thorndale Co-Investment Holdco, LLC and 712,434 shares of our common stock held by B/TIP MLI II LLC.

Includes 646,882 shares of our common stock held by the Caroline A. Wamsler Trust created under the Honore T. Wamsler September 11, 1984 Trust, 644,016 shares of our common stock held by the Irene W. Banning Trust created under the Honore T. Wamsler September 11, 1984 Trust and 613,865 shares of our common stock held by the Pauline W. Joerger Trust created under the Honore T. Wamsler September 11, 1984 Trust. Mr. Thorne is a co-trustee of each of the foregoing trusts and each of the trusts has entered into a service agreement with Thorndale Farm, L.L.C., of which Mr. Thorne is the CEO. As such, Mr. Thorne may be deemed to have beneficial ownership of the shares held by each such trust. Mr. Thorne disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

Includes 793,882 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Elizabeth A. Robinson, 793,882 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Margaret A. Douglas, 793,882 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Joan A. Teach, 793,882 shares of our common stock held by the Trust Under Will of O.L. Thorne FBO Thomas O. Alley, 546,556 shares of our common stock held by the Elizabeth Lynn Alley Robinson 2016 Dynasty Trust, 546,556 shares of our common stock held by the Joan Alley Teach 2016 Dynasty Trust, 546,556 shares of our common stock held by the Margaret Alley Douglas 2016 Dynasty Trust, 546,556 shares of our common stock held by the Thomas O. Alley 2016 Dynasty Trust, 2,621,842 shares of our common stock held by the Oakleigh L. Thorne Trust Under Agreement FBO Charlotte T. Bordeaux,

259,522 shares of our common stock held by the Charlotte Bordeaux Dynasty Trust 2011 and 64,057 shares of our common stock held by the BPT 12/23/1970 FBO Charlotte T. Bordeaux. Mr. Thorne is the co-trustee of each of the foregoing trusts and each of the trusts has entered into a service agreement with Thorndale Farm, L.L.C. of which Mr. Thorne is the CEO. As such, Mr. Thorne may be deemed to have beneficial ownership of the shares held by such trusts. Mr. Thorne disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

Includes 26,374 shares of our common stock held by Irene Banning, 33,891 shares held by Pauline Joerger, 143,266 shares of our common stock held by the Oakleigh Thorne GST Trust III, 16,739 shares of our common stock held by the Oakleigh Thorne GST, 631,934 shares of our common stock held by the Oakleigh Thorne 2016 Dynasty Trust, 243,575 shares of our common stock held by the Eliza Thorne Blue Revocable Trust, 353,439 shares of our common stock held by the Jonathan Thorne Revocable Trust, 541,934 shares of our common stock held by the Jonathan Thorne 2016 Dynasty Trust, 442,561 shares of our common stock held by the Henry F. Thorne 2016 Dynasty Trust, 541,934 shares of our common stock held by the Eliza Thorne 2016 Dynasty Trust, 2,204 shares of our common stock held by the Harrison K. Thorne 2012 Trust, 3,153 shares of our common stock held by the Jonathan Edwin Thorne 2010 Trust, 4,972 shares of our common stock held by the Estella Blue 2006 Trust, 4,614 shares of our common stock held by the Matilda Blue 2007 Trust, 11,302 shares of our common stock held by the Alexander Lewis Thorne 1995 Trust, 11,647 shares of our common stock held by the Maxwell Edwin Thorne 1995 Trust, 1,127 shares of our common stock held by the Eliza Alley 2012 Trust, 3,858 shares of our common stock held by the Jennifer Honore Carr 2005 Trust, 2,707 shares of our common stock held by the Brett Andrew Carr 2007 Trust, 1,749 shares of our common stock held by the Aidan N. Birdsall 2010 Trust, 1,123 shares of our common stock held by the Ava K. Birdsall 2012 Trust, 6,665 shares of our common stock held by the Ian William Graham 1997 Trust, 5,134 shares of our common stock held by the David Gordon Graham 1997 Trust, 2,522 shares of our common stock held by the Emily Corinne Graham 1997 Trust, 2,557 shares of our common stock held by the Emilynn Skye Pinkham 2007 Trust, 1,383 shares of our common stock held by the Wilhemina E. Pinkham 2011 Trust, 861 shares of our common stock held by the Waylon Kane Pinkham 2013 Trust, 1,725 shares of our common stock held by the Lyman Alton Pinkham 2010 Trust, 6,440 shares of our common stock held by the Nicholas Cord Teach 1997 Trust, 1,351 shares of our common stock held by the Finn Lee Teach 1997 Trust, 4,734 shares of our common stock held by the Tyler Andrew Teach 1997 Trust, 1,783 shares of our common stock held by the Eric Edward Fogg 1997 Trust, 380 shares of our common stock held by Robert Thomas Alley 1997 Trust, 1,783 shares of our common stock held by the Cecilia Regine Alley 1997 Trust, 1,089 shares of our common stock held by the Robert Alley Personal Custody Account, 909 shares of our common stock held by the Cecilia Garrity Personal Custody Account, 2,064 shares of our common stock held by the David Graham Personal Custody Account, 3,213 shares of our common stock held by the Ian Graham Personal Custody Account, 2,187 shares of our common stock held by the Karl Banning Personal Custody Account, 2,359 shares of our common stock held by the Schuyler Joerger Personal Custody Account, 1,973 shares of our common stock held by the Sophia Joerger Personal Custody Account, 2,101 shares of our common stock held by the Hannah B. Low 2012 Trust, 2,101 shares of our common stock held by the Lucille M. Low 2012 Trust, 2,332 shares of our common stock held by the Irene W. Banning Trust FBO Karl Banning, 14,946 shares of our common stock held by the HTW 9/11/1984 Casey Key FBO Irene Banning, 3,908 shares of our common stock held by the HTW 7/16/1984 GST FBO Irene Banning, 14,946 shares of our common stock held by the HTW 9/11/1984 Casey Key FBO Pauline Joerger, 3,908 shares of our common stock held by the HTW 7/16/1984 GST FBO Pauline Joerger, 14,946 shares of our common stock held by the HTW 9/11/1984 Casey Key FBO Caroline Wamsler and 3,908 shares of our common stock held by the HTW 7/16/1984 GST FBO Caroline Wamsler. Each of the foregoing holders has entered into a service agreement with Thorndale Farm, L.L.C., of which Mr. Thorne is the CEO. As such, Mr. Thorne may be deemed to have beneficial ownership of the shares held by such entities. Mr. Thorne disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.

The address of each of the foregoing persons or entities is c/o Thorndale Farm, L.L.C., P.O. Box 258, Millbrook, NY 12545.

(2)	Includes 1,801,690 shares of our common stock pledged by Mr. LeMay as security for loans.

(3)	Includes shares of our common stock issuable upon the exercise of options granted pursuant to our equity compensation plans, which were unexercised as of March 31, 2017 but were exercisable within a period of 60 days from such date. These amounts include the following number of shares of our common stock for the following individuals: Mr. LeMay 499,211; Mr. Crandall 110,848; Mr. Jones 10,404; Ms. Mayes 10,404; Mr. Mundheim 79,948; Mr. Payne 42,357; Mr. Thorne 49,048; Mr. Townsend 49,048; Mr. Williams 49,048; Mr. Small 1,450,822; Mr. Smagley 361,300; Mr. Chari 279,591; Mr. Wade 311,476; Mr. ElDifrawi 350,450; all executive officers and directors as a group 3,832,702.

(4)	Excludes the following shares of our common stock issuable upon settlement of outstanding deferred stock units: Mr. LeMay 22,242; Mr. Crandall 27,616; Mr. Jones 4,383; Ms. Mayes 7,491; Mr. Mundheim 27,452; Mr. Payne 13,666; Mr. Thorne 29,567; Mr. Townsend 24,872; Mr. Williams 15,864; all directors and officers as a group 173,153. Deferred stock units are settled 90 days after the director ceases to serve as such.

(5)	Based on a Schedule 13G filed jointly with the SEC on February 8, 2017 by Stelliam Investment Management LP (“Stelliam”) and Ross Margolies (the managing member of Stelliam’s general partner). The securities are held for the account of one or more investment funds for which Stelliam acts as the investment manager. Stelliam has sole voting power with regard to 8,560,000 shares of our common stock and sole dispositive power with regard to 8,560,000 shares of our common stock. The address of Stelliam Investment Management LP is 12 East 49th Street, 22nd Floor, New York, NY 10017.

(6)	Based on a Schedule 13G/A filed jointly with the SEC on February 14, 2017 by FMR LLC (“FMR”) and Abigail Johnson (a director, the Vice Chairman, the Chief Executive Officer and the President of FMR). FMR has sole voting power with regard to 2,783,717 shares of our common stock and sole dispositive power with regard to 6,885,598 shares of our common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(7)	Based on a Schedule 13G filed jointly with the SEC on February 8, 2017 by The Vanguard Group (“Vanguard”) and F. William McNabb III (the President and Chief Executive Officer of Vanguard). Vanguard has sole voting power with regard to 110,849 shares of our common stock and sole dispositive power with regard to 4,286,892 shares of our common stock. The address of The Vanguard Group is P.O. Box 2600, Valley Forge, PA 19482.

(8)	Mr. ElDifrawi is no longer an employee of Gogo Inc. The business address of Mr. ElDifrawi is Redbox Automated Retail, LLC, 1 Tower Lane, Suite 900, Oakbrook Terrace, Illinois 60181.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports and reports of change in ownership in the Company’s common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from the Company’s officers and directors, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during fiscal 2016, except that, due to an administrative error, Norman Smagley filed an amended Form 4 with respect to a single transaction in May 2016 involving tax withholding on settlement of shares of restricted stock pursuant to a domestic relations order, not included in the original filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

In this Compensation Discussion and Analysis, we provide an overview of the Company’s executive compensation program, including a discussion of the compensation philosophy of our Compensation Committee. We also review the material elements of compensation earned by or paid to our named executive officers (each a “NEO”) in 2016, and discuss and analyze the compensation decisions made by the Compensation Committee in 2016.

Our NEOs discussed in this Compensation Discussion and Analysis and the related compensation tables are the officers listed in the table below.

Name	Title
Michael Small	President and Chief Executive Officer

Norman Smagley	Executive Vice President and Chief Financial Officer

Anand Chari	Executive Vice President and Chief Technology Officer

Ash ElDifrawi	Former Executive Vice President and Chief Commercial Officer

John Wade	Executive Vice President and Chief Operating Officer

The Compensation Committee has overall responsibility for approving the compensation program for our NEOs and makes all final compensation decisions regarding our NEOs. The Compensation Committee works to ensure that our compensation policies and practices are consistent with our values and support the successful recruitment, development and retention of executive talent so we can achieve our business objectives and optimize our long-term financial returns.

Executive Summary

Our compensation programs are intended to align our NEOs’ interests with those of our stockholders by rewarding performance that meets or exceeds the goals the Compensation Committee establishes with the objective of increasing long-term stockholder value and supporting the shorter-term business goals we believe are necessary to effect such an increase. In line with our pay for performance philosophy, the total compensation received by our NEOs will vary based on the financial results of the Company and its business segments as well as progress made against identified strategic and/or operational goals. Our NEOs’ total compensation is comprised of a mix of base salary, annual incentive compensation and long-term equity awards.

The Compensation Committee established specific financial and other objectives for our NEOs with reference to the overall performance objectives approved by our board of directors. During 2016, our shorter-term financial goals were to increase our revenues and achieve our earnings targets. Our corporate performance objectives, which we established in the context of and viewed as critical to achieving our short- and long-term financial goals, were focused on growth strategies that included:

(a)	increasing the number of Gogo-connected aircraft in both commercial aviation (“CA”) and business aviation (“BA”);
(b)	raising average service revenue per aircraft, reducing our installation costs per aircraft and improving margins;
(c)	innovating and evolving our technology platform to support global connectivity demands; and
(d)	demonstrating increases in employee engagement.

As context for the compensation of our NEOs in 2016, we provide below some highlights of our financial and operating performance during the year:

•	Our consolidated revenue increased by 19% to $596.6 million for the year ended December 31, 2016 as compared with $500.9 million during the prior year.
•	CA-North America (“CA-NA”) revenue increased to $371.5 million, up 20% from $310.7 million in 2015.
•	BA revenue increased to $199.6 million, up 12% from $178.7 million in 2015.
•	CA-Rest of World (“CA-ROW”) revenue increased to $25.4 million, up 120% from $11.6 million in 2015.
•	Our consolidated Adjusted EBITDA* increased to $67.2 million for the year ended December 31, 2016, up 83% from $36.8 million for the prior year.
•	Our combined segment profit for the CA-NA and BA segments increased to $154.8 million for the year ended December 31, 2016 as compared to $113.8 million during the prior year.
•	As of December 31, 2016, our CA-NA segment had 2,676 commercial aircraft online** as compared to 2,387 as of December 31, 2015.
•	As of December 31, 2016, our BA segment had 4,172 aircraft online+ with Gogo Biz systems as compared to 3,477 as of December 31, 2015.

*	Adjusted EBITDA is a non-GAAP financial measure. For the reconciliation of this non-GAAP financial measure, see pages 78-81 of our 2016 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Measures” of Part II, Item 7.
**	We define aircraft online as the total number of commercial aircraft on which our equipment is installed and service has been made commercially available as of the date presented.
+	We define aircraft online as the total number of business aircraft for which we provide air-to-ground (“ATG”) services as of the date presented.

•	As of December 31, 2016, our CA-ROW segment had 267 aircraft online** as compared to 202 as of December 31, 2015.
•	We installed or upgraded more than 1,100 commercial aircraft in 2016.
•	During 2016, we received awards to install our 2Ku technology on more than 1,000 commercial aircraft, bringing total 2Ku awards to 1,500.

During 2016, we made compensation decisions and adjustments to elements of our compensation programs to encourage our pay-for-performance culture. The Compensation Committee established the 2016 annual bonus program and set target performance levels for two key financial metrics (revenue and Adjusted EBITDA) as well as additional strategic and operational goals to focus appropriate effort on expanding our installed base of aircraft, implementing our technology roadmap and meeting employee engagement targets.

We employ several practices that reflect the Company’s compensation philosophy:

•	We do not maintain any tax gross up arrangements;
•	We do not provide special retirement benefits designed solely for executive officers;
•	Our performance-based compensation arrangements for executive officers use a variety of performance measures;
•	We do not provide “perquisites” or other executive benefits based solely on rank; and
•	We have adopted stock ownership policies for our executive officers.

Establishing and Evaluating Executive Compensation

Executive Compensation Philosophy and Objectives. The executive compensation program has been designed to provide a total compensation package that will accomplish the following objectives:

•	Attract, retain and motivate high-performing executive talent;
•	Emphasize incentive pay with a focus on equity compensation, thus aligning the interests of our executives with those of our stockholders; and
•	Directly align executive compensation elements with both short-term and long-term Company performance.

Role of Compensation Consultants. The Compensation Committee retained Compensation Strategies, Inc. (“CSI”), to provide executive compensation consulting services to the Committee during 2016. CSI provides compensation data, analysis and guidance to the Compensation Committee, which the Committee uses when making decisions regarding our executive compensation programs and when establishing the compensation of our executive officers. Decisions on which CSI advised the Committee during 2016 included approval of the 2016 bonus program, the form and level of equity awards to executive officers, base salary increases and the level of target bonuses to executive officers. CSI also updated the market data that the Committee uses as a factor in its compensation determinations. See “Market Comparisons” below. CSI did not perform any other services for the Company in 2016.

Role of Executive Officers. Our Chief Executive Officer sometimes participates in Compensation Committee meetings and makes recommendations to our Compensation Committee with respect to the determination of components of compensation (including equity), compensation levels and performance targets for our executives. The Compensation Committee also meets formally and informally without executive management to discuss its compensation philosophy and approach and makes its decisions regarding NEO compensation in executive session with only its independent consultant and/or special counsel present.

Market Comparisons. Our Compensation Committee has from time to time used market data as one factor in assessing how our base salary, target short-term incentives, target total cash compensation, actual total cash compensation, target long-term incentives and target total direct compensation compare to other companies in our peer group. The Compensation Committee has not targeted compensation to any peer group percentile data, but instead has used peer group data with a goal of providing total direct compensation opportunities for the NEOs at a level that is competitive with our peer group for executives in similar positions with similar responsibilities at companies included in our peer market data and that fairly compensates our executives. The Compensation Committee, with assistance from CSI, approved a peer group of companies in 2014 for use in assessing compensation elements and making compensation decisions for our executive officers. The peer group was updated for 2016 with assistance from CSI. The current peer group is comprised primarily of companies from the Internet software and services industry with a communication focus where possible. Using that peer group (after applying a regression analysis to size-adjust compensation levels to a company with annual revenues equal to the Company’s revenues), CSI provided the Compensation Committee with comparative assessments for our executives’ base salaries, target bonuses, total cash compensation, long-term equity compensation and total direct compensation.

The peer group for 2016 included the following 18 companies: (1) Akamai Technologies, Inc.; (2) Bottomline Technologies, Inc.; (3) Cogent Communications Group, Inc.; (4) Constant Contact, Inc.; (5) Global Eagle Entertainment, Inc.; (6) HomeAway, Inc.; (7) Iridium Communications, Inc.; (8) j2 Global, Inc.; (9) NeuStar, Inc.; (10) NIC, Inc.; (11) Qlik Technologies Inc.; (12) RealPage, Inc.; (13) SolarWinds, Inc.; (14) Synchronoss Technologies, Inc.; (15) Syntel, Inc.; (16) ViaSat, Inc.; (17) Vonage Holdings Corp.; and (18) Web.com Group, Inc.

Say on Pay. The Compensation Committee considers the outcome of shareholder advisory votes on executive compensation when making decisions relating to the compensation of our NEOs and our executive compensation programs. At our 2016 annual meeting of stockholders, our stockholders approved the compensation paid to our named executive officers in a non-binding advisory vote. Approximately 95% of the stockholders who voted on the proposal voted in favor of the proposal. The Compensation Committee believes the results conveyed support for the philosophy, strategy and objectives of our executive compensation program.

Changes to the Roles and Responsibilities of NEOs. During 2016, we made certain changes to the roles and responsibilities of our NEOs. Effective August 31, 2016, the Company promoted Mr. Wade from Executive Vice President and General Manager, Business Aviation, to Executive Vice President and Chief Operating Officer. On December 22, 2016, we entered into a transition agreement with Mr. Smagley, pursuant to which he will resign as Chief Financial Officer when the Company employs a new Chief Financial Officer, but continue his employment as a Senior Finance Advisor until December 31, 2017. On December 21, 2016, we entered into a transition agreement with Mr. ElDifrawi, pursuant to which he resigned as Executive Vice President and Chief Commercial Officer on December 31, 2016, but continued his employment until March 31, 2017. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.

Elements of Compensation

Base Salary

We provide a base salary to our NEOs to compensate them in cash at a fixed amount for services rendered on a day-to-day basis during the year. We strive to set base salaries at levels that are competitive with our peer group for executives in similar positions with similar responsibilities at companies included in our peer market data. The base salaries of all NEOs are reviewed annually and adjusted when necessary to reflect individual roles and performance as well as market conditions.

2016 Base Salaries. Each of our NEOs received the base salary set forth in the Summary Compensation Table under “Salary.” Each of our NEOs is party to an employment agreement, and pursuant to the terms of each employment agreement, the base salaries are reviewed at least annually. In February 2016, the Compensation Committee determined to make increases (between 1 % and 8%) to the base salaries of each of our NEOs, other than Mr. Small, and set base salaries for Messrs. Small, Smagley, Chari, ElDifrawi and Wade at $650,000, $386,250, $361,800, $398,950 and $324,450, respectively. Mr. Small declined a salary increase for 2016. In August 2016, in connection with Mr. Wade’s promotion to Chief Operating Officer, the Compensation Committee approved an 11% increase to his base salary and set his base salary at $360,000.

2017 Base Salaries. In February 2017, the Compensation Committee determined to make increases (between 8% and 11%) to the base salaries of each of our NEOs other than Mr. Smagley and Mr. ElDifrawi. Given the Company’s entry into a transition agreement with Mr. Smagley, the Compensation Committee did not increase his base salary. Mr. ElDifrawi’s employment terminated effective March 31, 2017.

Annual Incentive Plan

We use annual cash incentive bonuses to reward our NEOs for the achievement of Company performance goals. These performance-based bonuses are tied to our operating results in order to motivate our executives to focus on particular performance measures chosen by the Compensation Committee. The Compensation Committee chooses performance measures that are aligned with our strategic goals, thereby providing incentives to accomplish objectives that the Compensation Committee believes should improve both short-term and long-term stockholder value.

Each of our NEOs’ employment agreements provides for a minimum target bonus based on a specified percentage of his base salary. The Compensation Committee set the percentage levels of salary to be paid for performance at target level for Mr. Small at 100% and for our other NEOs at 75%, the same target levels as in 2015.

2016 Bonus Program. In February 2016, the Compensation Committee established the performance objectives for the 2016 annual bonus program. Similar to the 2015 bonus program, the 2016 bonus program included financial objectives for our NEOs and other senior executives, as well as strategic and operational objectives that measure current performance and positioning for future growth. As in the previous year, under the 2016 bonus program, CA-NA and CA-ROW results were combined because most of our CA employees impact both segments and cannot be accurately aligned with just one or the other segment. In addition, the bonus payout for each NEO was calculated based on consolidated corporate results rather than weighting each segment. As described below, a portion of Mr. Wade’s bonus for 2016 is based on BA performance. Under the 2016 bonus program, our NEOs are not eligible to receive amounts based on their achievement of strategic and operational objectives unless the corporate financial objectives have also been met. The Compensation Committee believes that promoting a focus on corporate financial and operational/strategic goals for our NEOs and other senior executives will help improve stockholder value over time.

The corporate financial objectives established in February 2016 for our NEOs included the following targets: (1) the attainment of a pre-established target for consolidated adjusted EBITDA of $75.1 million and (2) the attainment of a pre-established revenue target of $603.4 million. The bonuses for Messrs. Small, Smagley, Chari and ElDifrawi were based 70% on attainment of the consolidated financial targets and 30% on each of four corporate team objectives (weighted equally), with an extra 10% if all four objectives are achieved. Given Mr. Wade’s prior role as General Manager of the BA business unit, his bonus was initially more heavily weighted toward the BA unit and was based 60% on the attainment of the pre-established BA financial targets (adjusted EBITDA of $79.7 million and revenue of $204.3 million), 20% on combined CA-NA and CA-ROW adjusted EBITDA and revenue targets (weighted equally) and 20% on attainment of three BA team objectives (weighted equally), with an extra 10% if all three objectives are achieved. In September 2016, in connection with Mr. Wade’s promotion to Chief Operating Officer, the Compensation Committee adjusted his bonus objectives. Mr. Wade’s adjusted bonus was based 50% on attainment of the consolidated financial targets, 30% on the attainment of the pre-established BA financial targets (adjusted EBITDA of $79.7 million and revenue of $204.3 million), 10% on each of four corporate team objectives (weighted equally), with an extra 10% if all four objectives are achieved (weighted equally) and 10% on attainment of three BA team objectives (weighted equally), with an extra 10% if all three objectives are achieved. The Compensation Committee had discretion to increase Mr. Wade’s adjusted bonus if it was lower than the bonus he would have received had he continued in his prior position as General Manager of BA.

For each adjusted EBITDA and revenue metric, there is a minimum performance level ranging from 67% to 93% of the target performance level, depending on the metric. At such level 50% of the applicable portion of the target bonus is paid, and performance below that level results in zero payout for the applicable portion. There is also a maximum payout for each metric, achieved at performance levels ranging from 107% to 127% of the target performance level, depending on the metric, achievement of which results in payouts of up to 200% of the applicable portion of the target bonus.

For purposes of the plan, EBITDA means net income (loss) attributable to common stock before income taxes, interest income, interest expense, depreciation expense and amortization of other intangible assets. Adjusted EBITDA means EBITDA adjusted for (i) stock-based compensation expense, (ii) amortization of deferred airborne lease incentives, (iii) loss on extinguishment of debt, and (iv) adjustment to deferred financing costs. Our management believes that the use of adjusted EBITDA eliminates items that have less bearing on our operating performance, thereby highlighting trends in our core business which may not otherwise be apparent. It also provides an assessment of controllable expenses, which are indicators management uses to determine whether current spending decisions need to be adjusted in order to meet financial goals and achieve optimal financial performance. Also for purposes of the plan, revenue excludes CA equipment revenue.

The corporate team objectives established in February 2016 for the NEOs included goals relating to increasing the number of 2Ku units installed on aircraft, development of a next-generation network solution for North America, innovating and evolving our technology, and achievement of employee engagement targets. For Mr. Wade, the BA team objectives included goals relating to sales of Iridium, SwiftBroadband, ATG services and UCS smart routers, sales of 2Ku units and development of plans for the VVIP and military markets, and achievement of employee engagement targets. In September 2016, the Compensation Committee adjusted the BA objectives to remove the sales of 2Ku units as an objective based on the development of the VVIP and military market plans. The Compensation Committee chose these goals because it believed these would help measure success with current performance while encouraging executives to position the Company for future growth. If achievement of adjusted EBITDA and revenue is below the applicable minimum performance level, the strategic and operational portion of the NEO’s bonus will not be paid, even if those objectives are met.

Achievements in 2016 for the bonus plan targets were as follows.

For Consolidated Company:

•	Adjusted EBITDA of $67.2 million (for an 84.3% payout of the associated portion of the target bonuses for each of our NEOs); and

•	Revenue of $581.1 million (for a 77% payout of the associated portion of the target bonuses for each of our NEOs).

For BA only:

•	Adjusted EBITDA of $82.9 million (for a 160% payout of the associated portion of the target bonus for Mr. Wade); and

•	Revenue of $199.7 million (for an 83.4% payout of the associated portion of the target bonus for Mr. Wade).

The Company met three of the four strategic and operational objectives applicable to Messrs. Small, Smagley, Chari and ElDifrawi, for which they received a 75% payout of the associated portion of the target bonus. The Company met all three of the strategic and operational objectives applicable to Mr. Wade, for which he received a 110% payout of the associated portion of his target bonus.

The actual bonus amounts paid to our NEOs are set forth in the “Bonus” and “Non-Equity Incentive Plan Compensation” columns of our Summary Compensation Table.

2017 Bonuses. In March 2017, the Compensation Committee established the performance objectives under our 2017 annual bonus program. The bonuses for Messrs. Small, Smagley and Chari are to be based 67% on consolidated Company financial objectives and 33% on Company strategic and operational objectives. Mr. Wade’s bonus is to be based 47% on consolidated Company financial targets, 20% on BA financial objectives, 22% on Company strategic and operational objectives and 11% on BA strategic and operational objectives. The financial objectives include revenue and Adjusted EBITDA targets with equal weighting for each. The plan is designed to pay out at 100% if target levels are achieved, with minimum (50%) and maximum (200%) payouts at specified performance levels. The percentage of salary to be paid to each of our NEOs as a bonus at target performance levels remains the same as in 2016. Under the 2017 bonus program, no bonuses are payable to our NEOs with respect to achievement of strategic and operational objectives unless minimum financial performance objectives have also been met.

Equity-Based Compensation

We believe that competitive equity compensation is a key component of our overall compensation structure and critically important to our ability to attract and retain top talent, and that equity-based awards align the interests of our NEOs with the interests of our equity holders and encourage our NEOs to focus on the long-term performance of our business. Additionally, we believe equity awards provide an important retention tool for our NEOs, as they are subject to multi-year vesting. In furtherance of these objectives, we adopted the Gogo Inc. 2013 Omnibus Incentive Plan (the “2013 Omnibus Plan”) at the time of our 2013 initial public offering. In June 2016, the Company’s shareholders adopted a new Omnibus Incentive Plan (the “2016 Omnibus Plan”) because the remaining number of shares under the 2013 Omnibus Plan was insufficient to meet our equity compensation requirements for 2016 and coming years.

Equity incentives to our NEOs are provided in the form of a combination of restricted stock and stock options, with an approximate 75% weighting toward options and 25% weighting toward restricted stock. While the Company has traditionally set equity compensation for our named executive officers as a percentage of average base salary, due to the reduction in our share price over 2015 levels, using that methodology in 2016 would have resulted in a much higher usage of shares than in 2015 (and a potential windfall to management if our share price returns to prior levels). Accordingly, in 2016, as discussed below, we reduced the value of our equity grants (but not the number of shares granted) and determined to grant both time-vesting and performance-vesting options and restricted shares, with the performance vesting based on a sustained increase in our share price to previously achieved levels.

The Compensation Committee believes that options and performance-vesting restricted stock units will encourage the executives to focus on stock price appreciation, and that the time-vesting restricted stock will provide better retentive value by retaining value even in a down market, while still rewarding executives for stock price gains. We believe that the addition of performance-based vesting to our equity incentive structure will create a longer-term focus on specific performance goals that are critical to our future success and drive shareholder value, and provide a balance of stock price appreciation, retention, and performance-based vesting in our equity incentive program, without undue dilution or potential windfalls. As in the previous year, all time-vesting stock options and restricted stock granted in 2016 were subject to service-based vesting over the four years following the grant date. Additionally, the performance vesting restricted stock units and stock options granted in 2016 are subject to both four-year service-based vesting and to the achievement of stock performance goals, with 34% of such options and units performance vesting based on achieving a common stock price of $21 or above, and 66% of the options and units performance vesting based on achieving a common stock price of $28 or above for a period of 30 consecutive trading days within four years of the grant date. See “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for discussion on the performance conditions.

In determining the size of the equity grants to our executive officers, the Compensation Committee took into account past performance, anticipated contribution to our long-term goals, market data for executive officers in similar roles at peer companies, and total compensation of our executive officers as compared to the peer companies. In 2016, the Compensation Committee determined that the same number of time-vesting options and shares of restricted stock should be granted in 2016 as were granted in 2015 (except for Mr. Chari, who received an increased number of options and share awards because of his strong performance), as well as a grant of performance-vesting options and performance-vesting restricted stock units totaling approximately 31% of the number of options and shares granted in 2015. Although the number of options and shares granted exceeds 2015 levels, the grant date value of those awards is lower than the 2015 value due to our lower share value.

In August 2016, in connection with Mr. Wade’s promotion to Chief Operating Officer, the Compensation Committee approved additional grants of time-vesting options, time-vesting restricted shares, performance-vesting options and performance-vesting restricted stock units. See “—2016 Grants of Plan-Based Awards” for information regarding the number and value of the equity awards granted to Mr. Wade.

Additional information regarding these and previous grants is found in the Summary Compensation Table, Grants of Plan-Based Awards Table and Outstanding Equity Awards at Fiscal Year-End Table.

Employment and Other Agreements with NEOs

We have entered into employment agreements with each of our NEOs that include the specific terms set forth below. We believe that having employment agreements with our executives is beneficial to us because it provides retentive value and subjects the executives to restrictive covenants. We entered into transition agreements with Mr. Smagley and Mr. ElDifrawi in 2016 to reflect their changing roles. See “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements” for details regarding these agreements.

We have also entered into change in control agreements with each of our NEOs to assure the executives that they will be protected in the event of a change in control of the Company. Under the agreements, Mr. Small is entitled to receive severance benefits of 24 months of salary and target bonus as well as reimbursement of COBRA premiums payable to maintain substantially equivalent health insurance coverage during the severance period, while each of our other NEOs is entitled to receive severance benefits of 18 months of base salary and target bonus, as well as reimbursement of COBRA premiums payable to maintain substantially equivalent health insurance coverage during the severance period, in each case, if the executive is terminated by the Company without cause or the executive resigns with “good reason” within two years following a change in control. Additionally, any unvested stock options or other equity awards would immediately become vested and exercisable upon such termination.

Perquisites

We do not generally provide perquisites or personal benefits to our NEOs.

Other Benefits

Our full time NEOs are eligible to participate in our 401(k) benefit plan and our health and welfare plans on the same basis as our other employees.

Non-qualified Deferred Compensation

None of our NEOs participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

ESPP

To encourage employee investment in the Company, the Company maintains an employee stock purchase plan (“ESPP”) that is intended to qualify for favorable tax treatment under Sections 421 and 423 of the Code. Under the ESPP, our employees, including our NEOs, can purchase a limited number of shares at a small discount to our market price. As described below under “Proposal 3: Approval of Amendments to the Gogo Inc. Employee Stock Purchase Plan,” we are requesting that our shareholders approve an increase in the number of shares available for grant under our ESPP at the 2017 Annual Meeting of Shareholders.

Other Compensation Practices and Policies

Stock ownership guidelines. Under our stock ownership guidelines, each of our executive officers is required to maintain a minimum equity stake in the Company, determined as a multiple of the executive officer’s base salary (3 times salary for our CEO and 2 times salary for each of our other NEOs) and converted to a fixed number of shares. Additionally, each executive officer is required to retain 50% of the net shares received through exercise of stock options or vesting of restricted stock or other stock-based compensation, granted on or after December 12, 2011, until the executive officer reaches the minimum required level of stock ownership. “Net shares” are those shares that remain after shares are sold or netted to pay withholding taxes and, in the case of stock options, the exercise price.

Policy regarding the timing of equity awards. We have no program, plan or practice pertaining to the timing of stock option grants to executive officers coinciding with the release of material non-public information.

Policy regarding restatements. We do not currently have a formal policy requiring a fixed course of action with respect to compensation adjustments following later restatements of financial results. Under those circumstances, the board of directors or Compensation Committee would evaluate whether compensation adjustments were appropriate based upon the facts and circumstances surrounding the restatement. The Company is considering a policy regarding claw backs of compensation. The compensation plans adopted at the time of our initial public offering include provisions allowing the Company to claw back compensation to the extent required by applicable law or stock exchange regulations.

Tax deductibility. Our board of directors has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) places a limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and each of the next three most highly compensated executive officers (other than its chief financial officer). In general, certain performance-based compensation approved by stockholders is not subject to this deduction limit. The Compensation Committee seeks, where appropriate, to qualify the variable compensation paid to our NEOs for an exemption from the deductibility limitations of Section 162(m), and in 2016 considered such deductibility in determining the form of equity awards granted to our executive officers. However, we may authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Robert H. Mundheim (Chair)
Robert L. Crandall
Oakleigh Thorne
Charles C. Townsend

2016 Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs during the fiscal year ended December 31, 2016.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Michael Small	2016	650,000		209,464	787,271	484,644	12,100	2,143,479
President and Chief	2015	650,000		482,625	1,375,908	643,359	12,100	3,163,992
Executive Officer	2014	646,500	93,438	707,200	2,079,116	259,814	11,900	3,797,968
Norman Smagley	2016	383,264		76,485	287,221	215,993	12,100	975,063
Executive Vice President and	2015	370,555		175,890	501,884	278,377	4,385	1,331,090
Chief Financial Officer	2014	350,077	38,273	247,520	799,660	106,424	1,500	1,543,454
Anand Chari	2016	375,562		99,524	373,538	202,320	12,100	1,063,044
Executive Vice President	2015	330,556		175,890	501,884	248,683	10,553	1,267,566
and Chief Technology Officer	2014	307,923	71,310	247,520	799,660	94,432	11,900	1,532,745
Ash ElDifrawi	2016	397,902		76,485	287,221	223,095	12,100	996,803
Former Executive Vice President	2015	394,522		175,890	501,884	293,223	12,100	1,377,619
and Chief Commercial Officer	2014	386,038	42,047	247,520	799,660	116,916	11,900	1,604,081
John Wade	2016	334,932		111,416	412,104	300,000	10,600	1,169,052
Executive Vice President	2015	312,570		175,890	501,884	220,635	9,815	1,220,794
and Chief Operating Officer	2014	296,500	8,429	247,520	799,660	94,142	10,400	1,456,651

(1)	For Mr. Chari, the amounts reported in this column include grandfathered unused accrued vacation time, which was paid in September 2016.

(2)

The amounts reported in this column reflect the aggregate grant date fair value of shares of time-vesting restricted common stock and, with respect to the performance-vesting restricted stock units granted in 2016, represents the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The amounts are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 11, “Stock-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. Assuming the performance conditions for the 2016 performance-vesting restricted stock units were satisfied, the grant date fair value would be: Mr. Small $246,915; Mr. Smagley $90,396; Mr. Chari $117,180; Mr. ElDifrawi $90,396; and Mr. Wade $129,532.

(3)

The amounts reported in this column reflect the aggregate grant date fair value of the time-vesting options and, with respect to the performance-vesting options granted in 2016, represents the grant date fair value based on the probable outcome of the performance conditions at the date of the grant. The amounts are based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, except that the amounts in this column are modified to exclude any forfeiture assumptions related to service-based vesting conditions. See Note 11, “Stock-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The amounts do not reflect the value actually realized or that ultimately may be realized by the NEOs. Assuming the performance conditions for the 2016 performance-vesting options were satisfied, the grant date fair value would be: Mr. Small $901,137; Mr. Smagley $328,814; Mr. Chari $427,691; Mr. ElDifrawi $328,814; and Mr. Wade $465,439.

(4)

This column represents for 2016 the amounts earned for performance-based bonuses under our Annual Incentive Plan. See “—Elements of Compensation—Annual Incentive Plan” for a discussion of how 2016 performance-based bonuses were determined. The amounts for 2014 and 2015 represent the performance-based annual bonuses earned under our bonus plan for the applicable year.

(5)	Amounts reported in this column for 2016 reflect employer matching contributions under our 401(k) plan and employer contributions to a health savings account in the amounts set forth below.

Name	401(k) Contributions ($)	HSA Contributions ($)	Total ($)

Michael Small	10,600	1,500	12,100

Norman Smagley	10,600	1,500	12,100

Anand Chari	10,600	1,500	12,100

Ash ElDifrawi	10,600	1,500	12,100

John Wade	10,600	—	10,600

2016 Grants of Plan-Based Awards

Set forth below is information regarding plan-based awards granted to our NEOs during 2016.

Name	Grant Date	Estimated Future Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#))	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael Small	6/24/2016(2)							22,500			188,325

	6/24/2016(4)								177,100	8.37	686,617

	6/24/2016(3)					2,380	7,000				21,139

	6/24/2016(5)					18,802	55,300			8.37	100,654

	N/A	325,000	650,000	1,300,000
Norman Smagley	6/24/2016(2)							8,200			68,634

	6/24/2016(4)								64,600	8.37	250,454

	6/24/2016(3)					884	2,600				7,851

	6/24/2016(5)					6,868	20,200			8.37	36,767

	N/A	144,844	289,688	579,376

Name	Grant Date	Estimated Future Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#))	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anand Chari	6/24/2016(2)							10,700			89,559

	6/24/2016(4)								84,000	8.37	325,668

	6/24/2016(3)					1,122	3,300				9,965

	6/24/2016(5)					8,942	26,300			8.37	47,870

	N/A	135,675	271,350	542,700
Ash ElDifrawi	6/24/2016(2)							8,200			68,634

	6/24/2016(4)								64,600	8.37	250,454

	6/24/2016(3)					884	2,600				7,851

	6/24/2016(5)					6,868	20,200			8.37	36,767

	N/A	149,607	299,213	598,426
John Wade	8/31/2016(2)							2,500			30,575

	8/31/2016(4)								19,400	12.23	103,932

	8/31/2016(3)					238	700				4,356

	8/31/2016(5)					2,074	6,100			12.23	20,951

	6/24/2016(2)							8,200			68,634

	6/24/2016(4)								64,600	8.37	250,454

	6/24/2016(3)					884	2,600				7,851

	6/24/2016(5)					6,868	20,200			8.37	36,767

	N/A	135,000	270,000	540,000

(1)	Represents threshold, target and maximum payout levels in 2017 for performance during the year ended December 31, 2016. See “—Elements of Compensation—Annual Incentive Plan—2016 Bonus Program” for a description of the plan. The threshold numbers set forth above are based on achieving the minimum level of performance for which payment would be made in respect of financial performance measures, and assumes no payout is made for the strategic/operational objectives.

(2)	Represents shares of time-vesting restricted stock granted under our 2013 Omnibus Plan.

(3)	Represents the number of shares underlying the performance restricted stock units granted under our 2016 Omnibus Plan. The number of shares reflected in the target column is based on the achievement of the $21 share price performance goal. The number of shares reflected in the maximum column is based on the achievement of the $28 share price performance goal.

(4)	Represents time-vesting stock options granted under our 2016 Omnibus Plan.

(5)	Represents the number of shares underlying the performance options granted under our 2016 Omnibus Plan. The number of shares reflected in the target column is based on the achievement of the $21 share price performance goal. The number of shares reflected in the maximum column is based on the achievement of the $28 share price performance goal.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Time-Vesting Option Awards

Time-vesting options granted in 2016 under the 2016 Omnibus Plan have a ten-year term. The options are scheduled to vest 25% on the first four anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on option vesting.

Performance Option Awards

Performance options granted in 2016 under the 2016 Omnibus Plan vest and become exercisable when they have both time vested and performance vested as follows: (i) the performance options time vest in equal annual installments on the first four anniversaries of the grant date (subject to continued employment with the Company), (ii) 34% of the performance options performance vest at such time, if any, as the per share closing price of the Company’s common stock on the Nasdaq market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $21 for a period of 30 consecutive trading days, and (iii) 66% of the performance options performance vest at such time, if any, as the per share closing price of the Company’s common stock on the Nasdaq market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $28 for a period of 30 consecutive trading days. Any performance option that has not vested by the fourth anniversary of the grant date will be forfeited. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on option vesting.

Restricted Stock Awards

Shares of restricted stock granted in 2016 under the 2013 Omnibus Plan are scheduled to vest 25% on the first four anniversaries of the grant date, generally subject to continued employment with the Company through the applicable vesting date. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on Restricted Stock vesting.

Performance Restricted Stock Units

Performance restricted stock units granted in 2016 under the 2016 Omnibus Plan vest and are settled when they have both time vested and performance vested as follows: (i) the performance restricted stock units time vest in equal annual installments on the first four anniversaries of the grant date (subject to continued employment with the Company), (ii) 34% of the performance restricted stock units performance vest at such time, if any, as the per share closing price of the Company’s common stock on the Nasdaq market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $21 for a period of 30 consecutive trading days, and (iii) 66% of the performance restricted stock units performance vest at such time, if any, as the per share closing price of the Company’s common stock on the Nasdaq market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $28 for a period of 30 consecutive trading days. Any performance restricted stock unit that has not vested by the fourth anniversary of the grant date will be forfeited. See “—Potential Payments Upon Termination or Change of Control” including the discussion under “—Potential Payments Upon Termination or Change of Control—Effect of Termination or Change in Control on Equity Compensation” for a discussion of the effect of termination and change in control on Restricted Stock vesting.

Employment Agreements

We have entered into employment agreements with each of our NEOs. Information regarding such agreements is set forth below:

Michael Small. In July 2010, we entered into an employment agreement with Mr. Small, pursuant to which he agreed to serve as our President and Chief Executive Officer. The employment agreement set Mr. Small’s annual base salary at $600,000, which salary shall be reviewed at least annually. Mr. Small’s salary shall not be reduced other than as part of an overall compensation reduction at the Company that impacts the salaries of all executives, and in such case the reduction shall not exceed 10% of his then-current base salary. The employment agreement specifies that Mr. Small is eligible for an annual bonus with a target of 100% of base salary, with the amount of such bonus to be determined by the board of directors. The bonus is based upon the achievement of both personal and corporate performance objectives. Mr. Small’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Small’s employment is for no specific term and either the Company or Mr. Small may terminate Mr. Small’s employment at any time, with or without cause. If Mr. Small’s employment is terminated by the Company without cause or if Mr. Small resigns for good reason, Mr. Small will be entitled to (i) continuation of his base salary for 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months following his termination, (iii) continued vesting of the options and any other equity awards then held by Mr. Small on the schedule set forth in the applicable option or other equity award agreement for 12 months following his termination, (iv) continued exercisability of any vested options and other equity awards then held by Mr. Small for 12 months following his termination, (v) payment of any earned but unpaid salary and accrued but unused paid time off, (vi) payment of any business expenses incurred but not reimbursed and (vii) payment of any approved but unpaid bonus award. The payment of (i) above shall be contingent on Mr. Small executing a general release of all claims against the Company. Mr. Small is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Norman Smagley. In September 2010, we entered into an employment agreement with Mr. Smagley, pursuant to which he agreed to serve as our Executive Vice President and Chief Financial Officer. The employment agreement set Mr. Smagley’s annual base salary at $320,000, which salary shall be reviewed at least annually. Mr. Smagley’s salary shall not be reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives, and shall not be reduced more than once during the term of his employment with the Company. The employment agreement specifies that Mr. Smagley is eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer, subject to the approval of the board of directors. The bonus is based upon the achievement of both personal and corporate performance objectives. Mr. Smagley’s employment agreement also provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

On December 22, 2016, we entered into a transition agreement with Mr. Smagley. Pursuant to the agreement, Mr. Smagley will resign as Chief Financial Officer at such time following the Company’s filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which is expected to occur on May 4, 2017. Thereafter, he will continue to be employed by the Company as a Senior Finance Advisor until December 31, 2017. If Mr. Smagley commences employment with another employer prior to December 31, 2017, he will continue to be paid a salary equal to 50% of his base salary through December 31, 2017. Under the transition agreement, Mr. Smagley will be entitled to the following benefits as of December 31, 2017: (i) a payment of $386,250, less any required tax withholdings, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for 12 months beginning January 1, 2018, (iii) immediate vesting as of January 1, 2018 of 13,750 shares of time-vesting restricted stock held by Mr. Smagley, (iv) continued exercisability through June 30, 2018 of 108,600 time-vesting stock options held by Mr. Smagley, (v) payment of the annual bonus he would have received under the 2017 annual bonus plan if his employment had continued through the payment date for the plan, and (vi) the costs of senior-executive level outplacement services for one year following December 22, 2016; provided that such costs shall not exceed $45,000. If Mr. Smagley resigns from employment with the Company prior to December 31, 2017, we will not be required to provide severance benefits to Mr. Smagley. Under the transition agreement, the benefits described in (i), (ii), (iii) and (iv) above are contingent on Mr. Smagley executing a separation agreement containing a general mutual release of all claims. Mr. Smagley will remain subject to his non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Anand Chari. We entered into an employment agreement with Mr. Chari in July 2006, and amended the agreement effective January 1, 2009 and April 1, 2015, pursuant to which he agreed to serve as our Vice President of ABS Engineering. The employment agreement, as amended, set Mr. Chari’s annual base salary at $185,000, which salary shall be reviewed at least annually. Mr. Chari’s salary shall not be reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement, as amended, specifies that Mr. Chari is eligible for an annual bonus with a target of 30% of base salary, with the bonus based on such factors as are determined by the Chief Executive Officer and subject to the approval of the board of directors. Mr. Chari’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Chari’s employment is for no specific term and either the Company or Mr. Chari may terminate Mr. Chari’s employment at any time upon 30 days’ written notice (or pay in lieu thereof) for any reason other than cause or immediately for cause. If Mr. Chari’s employment is terminated by the Company without cause, Mr. Chari will be entitled to be paid an amount equal to his net base salary at time of termination for a period of one year (the “Severance Payment Period”). The payment is conditioned on Mr. Chari executing a separation agreement containing a general release of all claims against the Company. In addition, during the Severance Payment Period, Mr. Chari will receive (i) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage, (ii) any salary earned but unpaid prior to termination and all accrued but unused personal time, (iii) any business expenses incurred but not reimbursed as of the date of termination, and (iv) any unpaid bonus under the annual bonus program for which the conditions to payment have been satisfied prior to termination. Mr. Chari is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Ash ElDifrawi. In October 2010, we entered into an employment agreement with Mr. ElDifrawi, pursuant to which he served as our Executive Vice President and Chief Commercial Officer. The employment agreement set Mr. ElDifrawi’s annual base salary at $360,000, which salary was required to be reviewed at least annually. The employment agreement specified that Mr. ElDifrawi was eligible for an annual bonus with a target of 75% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer and subject to the approval of the board of directors. The bonus is based upon the achievement of both personal and corporate performance objectives. Mr. ElDifrawi’s employment agreement provided that he was eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

On December 21, 2016, we entered into a transition agreement with Mr. ElDifrawi. Pursuant to that agreement, Mr. ElDifrawi resigned as Executive Vice President and Chief Commercial Officer on December 31, 2016, but continued to be employed by the Company with the title of Advisor until March 31, 2017, at which time his employment ended. Under the transition agreement, Mr. ElDifrawi will be entitled to (i) continuation of his base salary for the 12 months following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for the 12 months following his termination, (iii) immediate vesting as of April 1, 2017 of 21,350 shares of time-vesting restricted stock issued to Mr. ElDifrawi, (iv) continued exercisability through June 30, 2018 of 171,000 time-vesting options held by Mr. ElDifrawi, (v) payment of any award under the 2016 annual bonus program that became payable prior to his termination, and (vi) the costs of senior-executive level outplacement services for one year following December 21, 2016; provided that such costs shall not exceed $15,000. Under the transition agreement, the benefits described in (i), (ii), (iii) and (iv) above were contingent on Mr. ElDifrawi executing a separation agreement containing a general mutual release of all claims, and Mr. ElDifrawi has signed such agreement. Mr. ElDifrawi will remain subject to his non-competition and non-solicitation covenants until March 31, 2018.

John Wade. We entered into an employment agreement with Mr. Wade in October 2008 and amended the agreement, effective January 1, 2009 and April 1, 2015, pursuant to which he serves as our Executive Vice President and Chief Operating Officer. The employment agreement set Mr. Wade’s annual base salary at $190,000, which salary shall be reviewed at least annually. Mr. Wade’s salary shall not be reduced by more than 10% of his then-current base salary unless as part of an overall compensation reduction at the Company that impacts the salaries of all executives. The employment agreement specifies that Mr. Wade is eligible for an annual bonus with a target of 30% of base salary, with the amount of such bonus to be determined by the Chief Executive Officer and subject to the approval of the board of directors. Mr. Wade’s employment agreement provides that he is eligible to participate in all normal Company benefits, including the Company’s 401(k), retirement, medical, dental and life and disability insurance plans and programs in accordance with the terms of such arrangements.

Mr. Wade’s employment is for no specific term and either the Company or Mr. Wade may terminate Mr. Wade’s employment at any time, with or without cause. If Mr. Wade’s employment is terminated by the Company without cause, Mr. Wade will be entitled to (i) continuation of his base salary for one year following his termination, (ii) reimbursement for COBRA premiums due to maintain substantially equivalent health insurance coverage for one year following his termination, (iii) payment of any earned but unpaid salary and accrued but unused paid time off, (iv) payment of any business expenses incurred but not reimbursed, and (v) payment of an award under the annual bonus program that has been approved by the Chief Executive Officer and the Company’s board of directors, but not paid prior to termination. The payment of (i) and (ii) above shall be contingent on Mr. Wade executing a separation agreement containing a general release of all claims against the Company. Mr. Wade is subject to non-competition and non-solicitation covenants for one year after leaving the employment of the Company.

Each of the employment agreements define “cause” as the executive’s (i) willful gross misconduct or gross or persistent negligence in the discharge of his duties, (ii) act of dishonesty or concealment, (iii) breach of the executive’s fiduciary duty or duty of loyalty to the Company, (iv) a material breach of the confidentiality restrictions or covenants not to compete contained in the employment agreement, (v) any other material breach of the employment agreement that is not cured within 30 days, (vi) commission of repeated acts of substance abuse which are materially injurious to the Company, (vii) commission of a criminal offense involving money or other property of the Company (excluding traffic or other similar violations) or (viii) commission of a criminal offense that would constitute a felony under the laws of the state of Illinois (for Messrs. Small, Smagley, Chari and ElDifrawi) and Colorado (for Mr. Wade) or the United States. Each of Messrs. Small’s, Smagley’s and ElDifrawi’s employment agreements define “good reason” as (i) a reduction by the Company in the executive’s base salary beyond that permitted under the terms of the employment agreement or a reduction in his target bonus, (ii) a material diminution in the executive’s duties or responsibilities, (iii) the executive ceasing to report to the board of directors, in the case of Mr. Small, or ceasing to report to the Company’s Chief Executive Officer, in the case of Mr. Smagley, (iv) the relocation of the executive’s principal place of employment to a geographic location greater than 30 miles from the Company’s headquarters, in the case of Mr. Small, or to a geographic location other than the metropolitan Chicago area, in the case of Mr. Smagley, or (v) any material, uncured breach by the Company of its obligations to the executive under the employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards held by each of our NEOs as of December 31, 2016:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(12)	Market Value of Shares or Units of Stock That Have Not Vested ($)(13)	Equity Incentive Plan Awards: Number of unearned Shares, Units or Other Rights That Have Not Vested (#)(14)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(13)
Michael Small	6/2/2010	820,771(1)	—		9.08	6/2/2020	—	—
	12/14/11(2)	103,000(3)	—		17.78	12/14/2021	—	—
	6/5/2013(2)	185,400(7)	61,800		18.72	6/5/2023	—	—
	5/28/2014(2)	130,000(8)	130,000		17.68	5/28/2024	20,000	184,400
	5/26/2015(2)	44,275(9)	132,825		21.45	5/26/2025	16,875	155,588
	6/24/2016(10)	—	177,100		8.37	6/24/2026	22,500	207,450
	6/24/2016(11)			18,802	8.37	6/24/2026			2,380	21,944
Norman Smagley	9/7/2010	61,800(4)	—		9.08	9/7/2020	—	—
	12/14/11(2)	41,200(3)	—		17.78	12/14/2021	—	—
	6/5/2013(2)	30,900(7)	18,540		18.72	6/5/2023	—	—
	5/28/2014(2)	25,000(8)	45,000		17.68	5/28/2024	6,300	58,086
	5/26/2015(2)	16,150(9)	48,450		21.45	5/26/2025	6,150	56,703
	6/24/2016(10)	—	64,600		8.37	6/24/2026	8,200	75,604
	6/24/2016(11)			6,868	8.37	6/24/2026			884	8,150
Anand Chari	6/2/2010	10,815(6)	—		9.08	6/2/2020	—	—
	12/14/11(2)	72,100(3)	—		17.78	12/14/2021	—	—
	6/5/2013(2)	61,800(7)	20,600		18.72	6/5/2023	—	—
	5/28/2014(2)	50,000(8)	50,000		17.68	5/28/2024	7,000	64,540
	5/26/2015(2)	16,150(9)	48,450		21.45	5/26/2025	6,150	56,703
	6/24/2016(10)	—	84,000		8.37	6/24/2026	10,700	98,654
	6/24/2016(11)			8,492	8.37	6/24/2026			1,122	10,345
Ash ElDifrawi	10/25/2010	171,000(5)	—		9.08	10/25/2020	—	—
	12/14/11(2)	51,500(3)	—		17.78	12/14/2021	—	—
	6/5/2013(2)	61,800(7)	20,600		18.72	6/5/2023	—	—
	5/28/2014(2)	50,000(8)	50,000		17.68	5/28/2024	7,000	64,540
	5/26/5015(2)	16,150(9)	48,450		21.45	5/26/2025	6,150	56,703
	6/24/2016(10)	—	64,600		8.37	6/24/2026	8,200	75,604
	6/24/2016(11)			6,868	8.37	6/24/2026			884	8,150
John Wade	6/2/2010	32,400(6)	—		9.08	6/2/2020	—	—
	12/14/11(2)	82,400(3)	—		17.78	12/14/2021	—	—
	6/5/2013(2)	61,800(7)	20,600		18.72	6/5/2023	—
	5/28/2014(2)	50,000(8)	50,000		17.68	5/28/2024	7,000	64,540
	5/26/2015(2)	16,150(9)	48,450		21.45	5/26/2025	6,150	56,703
	6/24/2016(10)	—	64,600		8.37	6/24/2026	8,200	75,604
	6/24/2016(11)			6,868	8.37	6/24/2026			884	8,150
	8/31/2016(10)	—	19,400		12.23	8/31/2026	2,500	23,050
	8/31/2016(11)	—		2,074	12.23	8/31/2026			238	2,194

(1)	These options vested on February 15, 2011, February 15, 2012 and February 15, 2013.

(2)	The options and restricted stock vest 25% on the first anniversary of the grant date and an additional 25% on each of the three following anniversaries of such date.

(3)	These options vested on December 14, 2012, December 14, 2013, December 14, 2014 and December 14, 2015.

(4)	These options vested on September 7, 2011, September 7, 2012, September 7, 2013 and September 7, 2014.

(5)	These options vested on October 25, 2011, October 25, 2012, October 25, 2013 and October 25, 2014.

(6)	These options vested on June 2, 2010, June 2, 2011, June 2, 2012, June 2, 2013 and June 2, 2014.

(7)	These options vested on June 5, 2014, June 5, 2015 and June 5, 2016.

(8)	These options vested on May 28, 2015 and May 28, 2016.

(9)	These options vested on May 26, 2016.

(10)	The options and restricted stock vest 25% on the first anniversary of May 26, 2016 and an additional 25% on each of the three following anniversaries of such date.

(11)	These performance options and performance restricted stock units are subject to time vesting and performance vesting. The options and restricted stock units time vest 25% on the first anniversary of May 26, 2016 and an additional 25% on each of the three following anniversaries of such date. 34% of the options and units performance vest at such time, if any, as the per share closing price of the Company’s common stock on the Nasdaq market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $21 for a period of 30 consecutive trading days; and the remaining 66% of the options and units performance vest at such time, if any, as the per share closing price of the Company’s common stock on the Nasdaq market during the period beginning on the grant date and ending on the fourth year anniversary of the grant date equals or exceeds $28 for a period of 30 consecutive trading days. The number of shares reflected in the table is based on the achievement of the $21 share price performance goal.

(12)	The amounts in this column represent shares of restricted stock.

(13)	Amounts in this column are based on the price per share of our common stock of $9.22, the closing market price on December 30, 2016.

(14)	The amounts in this column represent performance restricted stock units.

Option Exercises and Stock Vested Table

The table below provides information on the stock options that were exercised by our NEOs in 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (#)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (#)(1)
Michael Small	—	—	15,625	175,056

Norman Smagley	—	—	4,733	53,030

Anand Chari	—	—	5,550	62,181

Ash ElDifrawi	—	—	5,550	62,181

John Wade	—	—	5,550	62,181

(1)	The value realized on vesting represents the number of shares multiplied by the market value of our Common Stock at the time the applicable share vested.

Potential Payments Upon Termination or Change of Control

The following table describes the payments and benefits that each NEO would have been entitled to receive upon a hypothetical termination of employment or change in control as of December 31, 2016. For Mr. ElDifrawi, the table sets forth the actual amount of compensation received or receivable by Mr. ElDifrawi as a result of his termination on March 31, 2017.

For a description of the potential payments upon a termination pursuant to the employment agreements with our NEOs other than within two years following a change in control, see “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” For a description of the potential payments upon a termination by the Company without cause or if the executive resigns with “good reason” within two years following a change in control, see “—Elements of Compensation—Employment and Other Agreements with NEOs.” For a description of the consequences of a termination of employment or a change-in-control for the stock options granted to NEOs under our Stock Option Plan, our 2013 Omnibus Plan, and our 2016 Omnibus Plan, see the disclosure that follows the table.

Element	Death or Disability ($)	Voluntary Resignation ($)	Involuntary Termination Without Cause ($)	Termination for Good Reason ($)	Involuntary Termination Without Cause or Termination for Good Reason within 2 years following Change in Control ($)	Change in Control ($)(5)
Severance(1)
Michael Small	—	—	650,000	650,000	2,600,000	—
Norman Smagley	—	—	386,250	386,250	1,013,907	—
Anand Chari	—	—	361,800	—	949,725	—
Ash ElDifrawi(6)	—	—	398,950	—	—	—
John Wade	—	—	360,000		945,000	—
Benefits(2)
Michael Small	—	—	18,172	18,172	36,344	—
Norman Smagley	—	—	63,246	63,246	81,344	—
Anand Chari	—	—	18,172	—	36,344	—
Ash ElDifrawi(6)	—	—	33,246	—	—	—
John Wade	—	—	23,288	—	46,576	—
Value of Accelerated Restricted Stock(3)
Michael Small	195,925	—	—	—	611,978	611,978
Norman Smagley	66,845	—	—	—	190,393	190,393
Anand Chari	75,835	—	—	—	250,323	250,323
Ash ElDifrawi(6)	—	—	196,847	—	—	—
John Wade	81,828	—	—	—	250,323	250,323

Element	Death or Disability ($)	Voluntary Resignation ($)	Involuntary Termination Without Cause ($)	Termination for Good Reason ($)	Involuntary Termination Without Cause or Termination for Good Reason within 2 years following Change in Control ($)	Change in Control ($)(5)
Value of Accelerated Options(4)
Michael Small	37,634	—	—	—	197,540	197,540
Norman Smagley	13,728	—	—	—	54,910	54,910
Anand Chari	17,850	—	—	—	93,755	93,755
Ash ElDifrawi(6)	13,728	—	—	—	—	—
John Wade	13,728	—	—	—	72,080	72,080
Value of Accelerated Performance Restricted Stock Units(4)
Michael Small	—	—	—	—	—	—
Norman Smagley	—	—	—	—	—	—
Anand Chari	—	—	—	—	—	—
Ash ElDifrawi(6)	—	—	—	—	—	—
John Wade	—	—	—	—	—	—
Value of Accelerated Performance Options(4)
Michael Small	—	—	—	—	—	—
Norman Smagley	—	—	—	—	—	—
Anand Chari	—	—	—	—	—	—
Ash ElDifrawi(6)	—	—	—	—	—	—
John Wade	—	—	—	—	—	—
Total
Michael Small	233,559	—	668,172	668,172	3,445,862	809,518
Norman Smagley	80,573	—	449,496	449,496	1,340,554	245,303
Anand Chari	93,685	—	379,972	—	1,330,147	344,078
Ash ElDifrawi(6)	13,728	—	629,043	—	—	—
John Wade	89,563	—	383,288	—	1,313,979	322,403

(1)	Includes continuation of executive’s salary pursuant to each executive’s employment agreement or, in the case of Mr. Smagley and Mr. ElDifrawi, their transition agreement as described in “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table —Employment Agreements,” or (except in the case of Mr. ElDifrawi), following a change in control, severance payable under the executive’s change in control agreement. See “—Elements of Compensation—Change in Control Protection” above for a discussion of the terms of the agreements.

(2)

Includes the cost of COBRA premiums to maintain health insurance coverage that is substantially equivalent to that which the executive received immediately prior to termination and assumes that the executive elects COBRA coverage for the full period for which he is entitled to payment or reimbursement and, for Mr. ElDifrawi and Mr. Smagley, the maximum cost of outplacement services to which he is entitled, in each case, pursuant to the executive’s employment or transition agreement as described in “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.” In March 2013, Messrs. Small, Smagley and

Wade entered into change of control agreements that increase the duration of time for which the Company would pay the cost of COBRA premiums upon an involuntary termination without cause or a termination for good reason within two years following a change in control. See “—Elements of Compensation—Change in Control Protection” above for a discussion of the terms of those agreements.

(3)	The value of vesting of time-vesting restricted stock is calculated by multiplying the number of unvested shares of restricted stock that would accelerate by $9.22, which was the closing price of our common stock on the Nsadaq market on December 30, 2016. In case of a change in control, assumes that all shares of restricted stock were accelerated as a result of the transaction. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control.

(4)	The value of vesting of time-vesting stock options is calculated by multiplying the number of unvested options that would accelerate by the excess of by $9.22, which was the closing price of our common stock on the Nasdaq market on December 30, 2016, over the applicable exercise price per share. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the circumstances that would trigger accelerated vesting upon a change in control. The table reflects unvested options that were in the money (i.e., had an exercise price lower than our stock price) as of December 31, 2016.

(5)	Assumes acquiror will not grant replacement awards. If replacement awards are granted, vesting of options and restricted stock will not accelerate in the absence of an involuntary termination.

(6)	Mr. ElDifrawi’s employment ended on March 31, 2017. Amounts in this row reflect the actual compensation paid or payable to Mr. ElDifrawi in connection with his termination. For a description of his transition agreement, see “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements—Ash ElDifrawi”. Amounts in this row exclude any compensation in respect of Mr. ElDifrawi’s voluntary exercise of his vested and exercisable options following his termination.

(7)	Based on the closing price of our common stock ($9.22) on the Nasdaq market on December 30, 2016, performance vesting conditions under the performance options were not satisfied. As such, this column does not reflect any value for the performance options. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the treatment of performance conditions upon a change in control.

(8)	Based on the closing price of our common stock ($9.22) on the Nasdaq market on December 30, 2016, the performance vesting conditions under the performance restricted stock units were not satisfied. As such, this column does not reflect any value for the performance restricted stock units. See “—Effect of Termination or Change in Control on Equity Compensation” below for a description of the treatment of performance conditions upon a change in control.

Effect of Termination or Change in Control on Equity Compensation.

Time-Vesting Stock Options and Restricted Stock.

If an executive’s service relationship with us ceases for any reason other than disability, death or cause, the executive may exercise the vested portion of any option for three months after the date of termination (except with respect to Mr. Smagley and Mr. ElDifrawi as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based

Awards Table—Employment Agreements”). If an executive’s service relationship with us terminates by reason of disability or death, the executive or the executive’s representative generally may exercise the vested portion of any option for 12 months after the date of such termination. In no event, however, may an option be exercised beyond the expiration of its term. If an executive’s service relationship with us terminates for cause, the option (whether or not vested) will terminate immediately. In the event of death, disability or retirement, the options granted to the NEOs in June 2013 under the Stock Option Plan and the options granted to the NEOs in May 2014 and May 2015 under the 2013 Omnibus Plan and in June 2016 and August 2016 under our 2016 Omnibus Plan are deemed vested to the extent of the number of options that would have vested had the executive’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. None of our NEOs were eligible for retirement as of December 31, 2016.

If an executive’s service relationship with us terminates for any reason other than death or disability all unvested shares of restricted stock granted to the NEOs in May 2014, May 2015, June 2016 and August 2016 under the 2013 Omnibus Plan will immediately be forfeited (except with respect to Mr. Smagley and Mr. ElDifrawi as noted above under “—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”). In the event of death or disability, the shares of restricted stock granted to the NEOs in May 2014, May 2015, June 2016 and August 2016 under the 2013 Omnibus Plan are deemed vested to the extent of the number of shares that would have vested had the executive’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability.

In the event that a change in control occurs, the acquiring or surviving entity in the transaction may assume or substitute similar awards for the outstanding options and restricted stock, in which case the vesting of the options and restricted stock is not accelerated. In such case, all of the options and restricted stock will become immediately vested and exercisable if an executive’s service relationship with us terminates without cause or due to death or disability after the change in control. If the acquiring or surviving entity does not assume or substitute similar awards for outstanding awards or our common stock is exchanged solely for cash in such change in control transaction, the vesting of options and restricted stock will generally accelerate in full in connection with the change in control and the executive will generally receive a cash payment equal to the number of shares of common stock then subject to such awards, whether or not vested and/or exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the change in control takes place or (B) the fair market value of a share of common stock on the date of occurrence of the change in control, over the exercise price per share of common stock subject to the award (if applicable).

Performance Stock Options and Restricted Stock Units.

If an executive’s service relationship with us ceases for any reason other than disability, death, retirement or cause, the executive may exercise the vested portion of any performance option for 90 days after the date of termination. If an executive’s service relationship with us terminates by reason of disability, death or retirement, the executive or the executive’s representative generally may exercise the vested portion of any performance option for 12 months after the date of such termination. In no event, however, may any performance option be exercised beyond the expiration of its term. If an executive’s service relationship with us terminates for cause, the performance option (whether or not vested) will terminate immediately. In the event of death, disability or retirement, the performance options granted to the NEOs in June 2016 and August 2016 under our 2016 Omnibus Plan are deemed vested to the extent of the number of performance options that would have vested had the executive’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. In addition, if the any of the performance options have time vested (but not yet performance vested), the performance options will continue to be eligible for performance vesting for 90 days following the participant’s death, disability or retirement.

If an executive’s service relationship with us terminates for any reason other than death, disability or retirement all unvested performance restricted stock units granted to the NEOs in June 2016 or August 2016 under the 2016 Omnibus Plan will immediately be forfeited. In the event of death, disability or retirement, the performance restricted stock units granted to the NEOs in June 2016 or August 2016 under the 2016 Omnibus Plan are deemed vested to the extent of the number of shares that would have vested had the executive’s employment continued until the next vesting date immediately following the date of death or the effective date of termination of employment due to disability or retirement. In addition, if the any of the performance restricted stock units have time vested (but not yet performance vested), the performance restricted stock units will continue to be eligible for performance vesting for 90 days following the participant’s death, disability or retirement.

In the event of a change in control, the performance options and performance restricted stock units will performance vest if the change in control price equals or exceeds the stock price condition. The acquiring or surviving entity in the transaction may assume or substitute similar awards for the outstanding performance options and restricted stock units. In such case, all of the performance options and restricted stock units will become immediately vested and exercisable if an executive’s service relationship with us terminates without cause or due to death or disability after the change in control. If the acquiring or surviving entity does not assume or substitute similar awards for outstanding awards or our common stock is exchanged solely for cash in such change in control transaction, the performance options and performance restricted stock units will generally time vest in connection with the change in control and, to the extent the awards have performance vested, the executive will generally receive a cash payment equal to the number of shares of common stock then subject to such awards whether or not vested and/or exercisable, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the change in control takes place or (B) the fair market value of a share of common stock on the date of occurrence of the change in control, over the exercise price per share of common stock subject to the award (if applicable).

In March 2013, each of the NEOs entered into change of control agreements, which provide for accelerated vesting of any unvested equity awards following a termination of employment by the Company without cause or a resignation by the executive with good reason, within two years of a change of control. See “—Elements of Compensation—Employment and Other Agreements with NEOs” above for a discussion of the terms of those agreements.

Compensation Risk Assessment

Management and the Compensation Committee assessed the risks associated with the Company’s compensation practices and policies for employees, including a consideration of risk-mitigating factors in the Company’s compensation practices and policies. Following this assessment, the Compensation Committee concluded that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Director Compensation

Our non-employee directors, other than the Chairman, receive an annual board retainer of $190,000 (consisting of $50,000 in cash, $70,000 in stock options (based on the fair market value of the option computed in accordance with FASB ASC Topic 718) and $70,000 in deferred share units granted under our 2013 Omnibus Plan. The non-employee Chairman of the board is paid annual compensation of $265,000, consisting of $75,000 in cash, $95,000 in stock options and $95,000 in deferred share units granted under our 2013 Omnibus Plan. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each receive additional annual cash compensation of $20,000, $15,000 and $10,000, respectively. Cash payments are paid on or shortly after the end of the quarter and equity grants are made on the last business day of the quarter. Directors may elect to receive all or a portion of the cash portion of their annual retainer and any additional payments for service as a chair in the form of deferred share units granted under our Omnibus Plan. The directors are required to retain shares received upon exercise of stock options or settlement of deferred stock units (on an after-tax net basis) until the earlier of one year following termination of board service or a change in control of the Company. This retention policy applies only to stock options and deferred stock units granted on and after September 30, 2015. Our directors do not receive additional fees for attending board or committee meetings.

The following table provides summary information concerning compensation paid or accrued by us to or on behalf of non-employee directors for services rendered to us during 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)(4)(5)	Option Awards ($)(3)(4)(5)	Total ($)
Ronald T. LeMay	75,000	94,981	94,970	264,951
Robert L. Crandall	50,000	69,986	69,979	189,965
Hugh W. Jones(1)	19,565	27,380	27,382	74,327
Michele Coleman Mayes(1)	19,565	27,380	27,382	74,327
Robert H. Mundheim	65,000	69,986	69,979	204,965
Christopher D. Payne	50,000	69,986	69,979	189,965
Oakleigh Thorne	60,000	69,986	69,979	199,965
Charles C. Townsend	50,000	69,986	69,979	189,965
Harris N. Williams	70,000	69,986	69,979	209,965
Michael Sam Gilliland(2)	4,258	5,956	5,959	16,173
(1)	Mr. Jones and Ms. Mayes began service on the Board on August 10, 2016.

(2)	Mr. Gilliland ceased to serve a director of the Company effective as January 31, 2016.

(3)	Messrs. Crandall, Mundheim, Thorne, and Townsend elected to defer the cash portion of their annual retainer and, in the case of Mr. Mundheim, his additional cash payment for service as a chair of the Compensation Committee, in the case of Mr. Thorne, his additional cash payment for service as a chair of the Nominating and Corporate Governance Committee, in the form of deferred share units granted under our 2013 Omnibus Plan. Ms. Mayes elected to defer the remaining cash portion of her annual retainer. The number of deferred share units they received and the grant date fair value for those deferred share units are included in the table below together with the regular equity portion of their annual retainer.

(4)	The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 11, “Stock-Based Compensation,” to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, for a discussion of the relevant assumptions used in calculating these amounts. The following table sets forth, by grant date the grant date fair value of each award with respect to service as a director in 2016. These awards are fully vested.

Name	Grant Date	Number of Deferred Share Units (#)	Grant Date Fair Value of Deferred Share Units ($)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Ronald T. LeMay	3/31/2016	2,157	23,749	7,711	11.01	23,741
	6/30/2016	2,830	23,744	10,336	8.39	23,745
	9/30/2016	2,151	23,747	5,282	11.04	23,744
	12/30/2016	2,575	23,742	6,130	9.22	23,740

Robert L. Crandall	3/31/2016	2,724	29,991	5,682	11.01	17,494
	6/30/2016	3,575	29,994	7,616	8.39	17,496
	9/30/2016	2,717	29,996	3,892	11.04	17,495
	12/30/2016	3,253	29,993	4,517	9.22	17,493

Hugh W. Jones	9/30/2016	895	9,881	2,200	11.04	9,889
	12/30/2016	1,898	17,500	4,517	9.22	17,493

Michele Coleman Mayes	9/30/2016	1,511	16,681	2,200	11.04	9,889
	12/30/2016	3,253	29,993	4,517	9.22	17,493

Robert H. Mundheim	3/31/2016	3,065	33,746	5,682	11.01	17,494
	6/30/2016	4,022	33,745	7,616	8.39	17,496
	9/30/2016	3,057	33,749	3,892	11.04	17,495
	12/30/2016	3,660	33,745	4,517	9.22	17,493

Christopher D. Payne	3/31/2016	1,589	17,495	5,682	11.01	17,494
	6/30/2016	2,085	17,493	7,616	8.39	17,496
	9/30/2016	1,585	17,498	3,892	11.04	17,495
	12/30/2016	1,898	17,500	4,517	9.22	17,493

Oakleigh Thorne	3/31/2016	2,951	32,491	5,682	11.01	17,494
	6/30/2016	3,873	32,494	7,616	8.39	17,496
	9/30/2016	2,943	32,491	3,892	11.04	17,495
	12/30/2016	3,524	32,491	4,517	9.22	17,493

Charles C. Townsend	3/31/2016	2,724	29,991	5,682	11.01	17,494
	6/30/2016	3,575	29,994	7,616	8.39	17,496
	9/30/2016	2,717	29,996	3,892	11.04	17,495
	12/30/2016	3,253	29,993	4,517	9.22	17,493

Harris N. Williams	3/31/2016	1,589	17,495	5,682	11.01	17,494
	6/30/2016	2,085	17,493	7,616	8.39	17,496
	9/30/2016	1,585	17,498	3,892	11.04	17,495
	12/30/2016	1,898	17,500	4,517	9.22	17,493

Michael Sam Gilliland	3/31/2016	541	5,956	1,935	11.01	5,959

(5)	The following table shows the aggregate number of DSUs and options held by our directors as of December 31, 2016.

Name	Number of DSUs (#)	Number of Options (#)
Ronald T. LeMay	20,083	494,207
Robert L. Crandall	24,889	107,161
Hugh W. Jones	2,793	6,717
Michele Coleman Mayes	4,764	6,717
Robert H. Mundheim	24,384	76,261
Christopher D. Payne	12,076	38,670
Oakleigh Thorne	26,613	45,361
Charles C. Townsend	22,145	45,361
Harris N. Williams	14,274	45,361
Michael Sam Gilliland	—	—

Compensation Committee Interlocks and Insider Participation

Robert L. Crandall, Robert H. Mundheim, Oakleigh Thorne and Charles C. Townsend served as the members of our Compensation Committee in 2016. None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers serve, or in the past year have served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee. Certain current and former members of our Compensation Committee (and/or certain entities affiliated with certain members) are parties to the registration rights agreement described under “Directors, Executive Officers and Corporate Governance—Related Person Transactions.” None of the Compensation Committee members has served as an officer or employee of the Company, and none of the Company’s executive officers has served as a member of a compensation committee or board of directors of any other entity that has an executive officer serving as member of the Company’s board.

AUDIT MATTERS

Audit Committee Report

The Audit Committee of our board of directors is responsible for, among other things, reviewing with Deloitte & Touche LLP, our independent registered public accounting firm, the scope and results of their audit engagement. In connection with the 2016 audit, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited financial statements;
•	Discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, as amended, as in effect on the date of this proxy statement; and
•	Received from and discussed with Deloitte & Touche LLP the communications from Deloitte & Touche LLP required by the Public Company Accounting Oversight Board regarding their independence.

Based on the review and the discussions described in the preceding bullet points, the Audit Committee recommended to the board of directors that the audited financial statements and management’s report on internal controls over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

The Audit Committee has adopted a charter and a process for pre-approving services to be provided by Deloitte & Touche LLP.

The members of the Audit Committee have been determined to be independent in accordance with the requirements of Section 5605(c) of the Nasdaq Stock Market listing standards and the requirements of Section 10A(m)(3) of the Exchange Act.

The Audit Committee:

Harris N. Williams (Chair)
Robert L. Crandall
Hugh W. Jones
Michele Coleman Mayes

Pre-approval of Independent Auditor Services

The Audit Committee pre-approves all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the fees for any pre-approved category of service exceed the fee thresholds established by the Audit Committee. The Audit Committee may delegate to Mr. Harris Williams or any other independent chair of the committee pre-approval authority with respect to permitted services, provided that the chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre-approved by the Audit Committee.

Independent Registered Public Accounting Firm Fees

The following table presents the Company’s fees for services performed by its independent registered public accounting firm, Deloitte & Touche LLP, and its affiliates, for the years ended December 31, 2016 and 2015.

	2016	2015
Audit fees(1)	$1,605,000	$1,493,969
Audit-related fees(2)	264,485	346,914
Fees for tax services(3)	238,100	179,960
All other fees(4)	19,450	16,600

Total	$2,127,035	$2,037,443

(1)	Audit fees principally include fees for services related to the audit of the Company’s financial statements and review of the Company’s quarterly financial information.

(2)	Audit-related fees principally include fees for comfort letters related to debt offerings, registration statements and consultation on accounting matters.

(3)	Fees for tax services principally include fees for tax advice related to domestic tax compliance, international tax structuring and advisory services.

(4)	All other fees include fees for advice related to executive compensation programs and subscription fees to an online accounting research tool.

PROPOSAL 1: ELECTION OF DIRECTORS

The board has nominated the three persons named below for election as directors at the Annual Meeting to serve until the 2020 annual meeting or until their respective successors are duly elected and qualified. Each of the nominees for director is currently serving on the board. If any nominee is unable to serve as a director, which we do not anticipate, the board by resolution may reduce the number of directors or choose a substitute nominee.

Nominees for Director

•	Hugh W. Jones
•	Michael J. Small
•	Oakleigh Thorne

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Directors, Executive Officers and Corporate Governance—Class I Nominees” beginning on page 12.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION TO THE BOARD OF EACH OF THE THREE NOMINEES FOR CLASS I DIRECTOR.

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our named executive officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in the “Compensation Discussion and Analysis” section of this proxy statement (the “CD&A”), the goal of our executive compensation programs has been and continues to be to support the successful recruitment, development and retention of executive talent through a pay-for-performance culture, so that we can achieve our business objectives and optimize our long-term financial returns. In furtherance of those goals, our Compensation Committee has developed compensation programs intended to provide competitive base compensation and reward performance that meets or exceeds the targets established by the Compensation Committee, with the objective of increasing long-term stockholder value and supporting the shorter term business goals it believes are necessary to effect that increase.

To do so, the Compensation Committee uses a combination of short-term incentive cash compensation and long-term equity incentive compensation to motivate and reward executives who have the ability to significantly influence our long-term financial success in a way that maximizes stockholder value and supports our shorter-term business goals. Our Compensation Committee recognizes the developing nature of our growing business and uses a measure of flexibility in recognizing and rewarding performance and endeavors to compensate our executive officers in a manner that is market-competitive and consistent with our business strategy, sound corporate governance principles and stockholder interests. We believe that our compensation programs are effective, appropriate and strongly aligned with the long-term interests of our stockholders.

For these reasons, our Board is asking stockholders to vote “For” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

As you consider this Proposal 2, we urge you to read the CD&A section of this proxy statement for additional details on our executive compensation principles and programs, and to review the tabular disclosures regarding executive compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.

As an advisory vote, this Proposal 2 is not binding on our board of directors or the Compensation Committee. However, our board of directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers.

The proposal to approve, on an advisory basis, the compensation of our named executive officers requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: APPROVAL OF THE GOGO EMPLOYEE STOCK PURCHASE PLAN

Subject to the approval of the Company’s stockholders at the Annual Meeting, on the recommendation of the Compensation Committee, our board approved amendments to the Gogo Inc. Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of our common stock that may be issued under the ESPP to 1,200,000 shares and to limit the length of offering periods under the plan to 27 months, and directed that the ESPP, as so amended, be submitted to the stockholders for their approval. 424,594 shares of our common stock were previously authorized for issuance under the plan, and, as of April 10, 2017, 290,944 shares were issued and 133,650 shares remained available for future issuance. The ESPP was originally approved by our board and stockholders in May 2013 and became effective upon our initial public offering in June 2013. The purpose of the ESPP is to provide employees of the Company and its subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Summary of the ESPP

The following is a summary of the material terms of the ESPP, as proposed to be amended, and is qualified in its entirety by reference to the text of the ESPP. A copy of the ESPP, as proposed to be amended, is attached as Annex A to this Proxy Statement.

Administration.

Our board will administer the ESPP, unless the board determines to delegate administrative authority to a committee of the board. The board has delegated such authority to the Compensation Committee. The administrator has full authority to prescribe, amend and rescind rules and regulations relating to the administration of the ESPP and make all other determinations necessary or advisable for the administration and interpretation of the ESPP.

Share Purchases.

Participation in the ESPP is voluntary. The ESPP permits shares of our common stock to be sold to participating employees on the last trading day of an offering period. Each offering period will have a stated term determined by the administrator, but in no event will the offering period be longer than 27 months. The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the offering period divided by the purchase price per share. The purchase price per share is determined by the administrator, but may be no less than the lesser of (x) eighty-five percent (85%) of the fair market value of a share on the date on which an offering period commences and (y) eighty-five percent (85%) of the fair market value of a share on the date on which an offering period ends. The ESPP limits each participant’s share purchases in order to stay within the Code’s $25,000 per year accrual rate purchase limitation (based on the fair market value of the shares on the first day of the offering period).

Eligible Participants. Any employee of the Company or certain subsidiaries of the Company designated by the administrator may participate in the ESPP. However, the administrator may limit eligibility to participate in the ESPP as follows:

•

The administrator may exclude from participation any employee (i) whose customary employment is for not more than 20 hours per week or five months per year or (ii) who is a citizen or resident of a non-U.S. jurisdiction if participation would be prohibited under the laws of the employee’s jurisdiction or would violate Section 423 of the Code.

•	The administrator may limit participation in the ESPP to employees who have completed a fixed term of service, not to exceed two years, with the Company.
•	The administrator may determine that a designated group of highly compensated employees (within the meaning of Section 414(q) of the Code) is ineligible to participate in the Plan.

As of April 10, 2017, approximately 1,190 employees were eligible to participate in the ESPP.

Number of Shares.

The aggregate number of shares of our common stock that are available for purchase under the ESPP is 1,200,000 shares. No employee may receive the right to purchase our common stock under the ESPP: (i) to the extent that he or she would own or have the right to purchase stock possessing five percent (5%) or more of the total value or combined voting power of all classes of stock of us or any of our subsidiaries; or (ii) to the extent that his or her rights to purchase stock would exceed $25,000 in fair market value in any calendar year.

Terms and Conditions.

Eligible employees may become participants in the ESPP by completing an enrollment process in accordance with the rules established by the administrator. An eligible employee who chooses to participate in the ESPP will elect to have after-tax payroll deductions made from eligible compensation each payday during the offering period up to a maximum percentage of eligible compensation to be established by the administrator. A participant may not make contributions to his or her account other than through the payroll deductions.

Participants may change their contribution levels for future offering periods, but may not make changes to the amount of their payroll deduction during an offering period. A participant may withdraw all, but not less than all, of his or her contributions that have accumulated during an offering period but have not been used to purchase our common stock. Unless a participant is terminated or withdraws from an offering under the ESPP, the maximum number of whole shares which are purchasable with the accumulated contributions in the participant’s account will be purchased for such participant at the applicable purchase price on the last day of the offering period. Participants may withdraw from the ESPP at any time up to seven days prior to the last day of the offering period.

Participants who withdraw from the ESPP will not be permitted to re-enroll in the ESPP until the next offering period. Upon a participant’s termination of employment with the Company or an eligible subsidiary for any reason (including death or retirement of the participant), the participant’s participation in the ESPP will end automatically and the share purchase rights will terminate automatically. The ESPP does not provide for the payment of interest on a participant’s contributions.

Duration, Termination and Amendment.

The ESPP shall terminate on the earlier of (a) the tenth anniversary of shareholder approval of the ESPP, (b) the day on which all shares of common stock authorized for issuance under the ESPP have been issued, or (c) the day on which the board or the administrator terminates the ESPP. The ESSP permits the board or the administrator to amend, suspend or terminate the ESPP at any time; provided, however, that the board or the administrator may not, without the approval of the Company’s stockholders, make any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement.

Nontransferability.

The right of a participant to purchase our common stock through the ESPP will not be transferable by the participant. However, such non-transferability does not preclude transfers by will or by the applicable laws of descent and distribution.

Change in Capitalization or Other Corporate Events.

In the event that the administrator determines that any stock dividend, extraordinary dividend, stock split or share recombination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction that affects the common stock such that an adjustment is required in order to preserve or prevent an enlargement of the benefits or potential benefits intended to be made available under the ESPP has occurred, the administrator shall, in its sole discretion, and in such manner as the administrator deems equitable, adjust any or all of the number and kind of shares which thereafter may be offered in an offering under the ESPP.

Effect of Change in Control.

In the event of a change in control of the Company, the administrator may take whatever action it deems necessary or appropriate, including, but not limited to (i) shortening any offering period then in progress so that the shares are purchased on the date of or immediately prior to the change in control, (ii) shortening any offering period then in progress and refunding any amounts accumulated in participant accounts for such offering period, (iii) canceling the share purchase rights in exchange for a payment equal to the difference between the fair market value of our stock as of the date of the change in control and the purchase price determined according to the ESPP or (iv) granting a substitute right to participants in exchange for each purchase right.

United States Federal Income Tax Consequences

The following is a general discussion of the U.S. federal income tax consequences of participating in the ESPP. The applicable rules are complex and may change from time to time, and the income tax consequences may vary depending upon an individual’s particular circumstances. It is based on the Internal Revenue Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423(b) of the Code. The purchase of stock under the ESPP is made with after-tax earnings. Generally, the participant does not have to report income or pay tax on the shares of our common stock at the time the participant purchases the shares. Thereafter, the U.S. federal income taxes for a participant who sells the stock will depend on when the participant sells the stock.

If stock that was purchased under an ESPP is held for more than two years after the end of the offering period, or if the participant dies while owning the shares, the participant recognizes ordinary income on a sale (or a disposition by way of gift or upon death) equal to the lesser of: (i) the amount by which the fair market value (or, in a sale, the actual sale price) of the shares on the date of the sale or disposition exceeds the purchase price, or (ii) the difference between the fair market value of the shares on the purchase date and the purchase price. All additional gain on the sale of stock will be treated as long-term capital gain. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income, and the employee will have a long-term capital loss for the difference between the sale price and the purchase price.

If the stock is sold, or is otherwise disposed of including by way of gift, before the Section 423 holding periods described above is met, the participant will (i) have engaged in a “disqualifying disposition” and (ii) recognize ordinary income at the time of sale or other disposition on the difference between the fair market value of the shares on the purchase date and the purchase price. This amount is considered ordinary compensation income in the year of sale or other disposition even if no gain is realized on the sale or disposition. If the shares are held for at least one year, the participant may recognize capital gain or loss on the sale or disposition of shares to the extent the fair market value (or, in a sale, the actual sale price) of the shares upon sale or disposition exceeds or is less than the tax basis.

Generally, the Company or its subsidiary will receive a tax deduction only to the extent that a participant recognizes ordinary income on a disqualifying disposition. The Company and its subsidiaries will not receive a deduction if the participant meets the holding period requirements.

New Plan Benefits

Because the amount of future benefits under the ESPP will depend on which of our employees elect to participate, the amount of their contribution elections and the fair market value of our common stock, it is not possible to determine the benefits that will be received by eligible participants if the ESPP is approved by our stockholders. The closing price of a share of our common stock, as reported on the Nasdaq market on April 10, 2017, was $11.31.

The following table sets forth the number of shares of our common stock reserved for issuance under our equity compensation plans as of the end of 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)(#)
	(a)		(b)		(c)
Equity compensation plans approved by security holders	10,783,511	(1)	14.50	(2)	6,067,881	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	10,783,511		14.50		6,067,881

(1)	Represents the number of shares associated with options, Restricted Stock Units and Deferred Share Units outstanding as of December 31, 2016.

(2)	Represents the weighted average exercise price of the 9,134,442 options disclosed in column (a).

(3)	Represents the number of shares remaining available for issuance under our Stock Option Plan, 2016 Omnibus Incentive Plan, 2013 Omnibus Incentive Plan and Employee Stock Purchase Plan. Of this number, only 4,062,740 shares are available for issuance with respect to Restricted Stock Units, Deferred Share Units and other awards based on the full value of stock (rather than an increase in value) under our 2016 Omnibus Incentive Plan and 2013 Omnibus Incentive Plan.

The proposal to approve amendments to the Gogo Inc. Employee Stock Purchase Plan requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS APPROVAL OF THE MATERIAL TERMS OF AMENDMENTS TO THE GOGO INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Company for the fiscal year ending December 31, 2017. Deloitte & Touche served as our independent auditors for the fiscal year ended December 31, 2016.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter to stockholders for approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

The proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for fiscal year 2017 requires for its approval the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting by holders of common stock who are present in person or by proxy. Any abstention will have the effect of a vote against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2017.

OTHER INFORMATION FOR STOCKHOLDERS

Other Business

The board of directors is not aware of any other matters to be presented at the annual meeting. If any other matter was properly submitted for action and presented at the meeting, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

Proposals for 2018

The Company will review for inclusion in next year’s proxy statement stockholder proposals received by December 27, 2017 pursuant to SEC Rule 14a-8. Proposals must be sent to Marguerite M. Elias, Executive Vice President, General Counsel and Secretary of the Company, at 111 N. Canal St., Suite 1500, Chicago, Illinois 60606.

Stockholder proposals not included in next year’s proxy statement may be brought before the 2018 annual meeting of stockholders by a stockholder of the Company who is entitled to vote at the meeting, has given a written notice to the Executive Vice President, General Counsel and Secretary of the Company containing certain information specified in the bylaws, and was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed to and received at the address in the preceding paragraph no earlier than February 7, 2018 and no later than March 9, 2018, except that if the date of the 2018 annual meeting of stockholders is changed, and the meeting is held before May 7, 2018 or after August 16, 2018, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the new date of such annual meeting and no later than the close of business on the later of (i) the ninetieth day prior to the new date of such annual meeting and (ii) the tenth day following the day on which a public announcement of the new date of such annual meeting is first made.

Annual Report for 2016

The fiscal 2016 Annual Report to Stockholders, including our 2016 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that received a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and our fiscal 2016 Annual Report on our investor relations website at www.ir.gogoair.com. Requests for copies of our Annual Report to Stockholders may also be directed to Investor Relations, Gogo Inc., 111 N. Canal St., Suite 1500, Chicago, Illinois 60606.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits. All requests should be directed to Investor Relations, Gogo Inc., 111 N. Canal St., Suite 1500, Chicago, Illinois 60606.

Householding of Annual Disclosure Documents

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call (312) 517-6069 or write to Investor Relations at 111 N. Canal St., Suite 1500, Chicago, Illinois 60606. If you would like to receive separate copies of the proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Chicago, Illinois

April 26, 2017

ANNEX A

GOGO INC.

EMPLOYEE STOCK PURCHASE PLAN

Article I

Purpose

The purpose of the Gogo Inc. Employee Stock Purchase Plan (the “Plan”) is to provide Employees of the Company and its Subsidiaries with an opportunity to purchase Common Stock of the Company through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code and the regulations promulgated thereunder.

Article II

Definitions

Whenever used herein, the following terms shall have the respective meanings set forth below:

(a) “Acquisition Date” means the last day of each Offering Period at which time the Shares subject to a Share Purchase Right granted under the Plan may be purchased by or on behalf of the Participant.

(b) “Administrator” means, as applicable, the Board or any committee of the Board designated by the Board to administer the Plan. If the Board or any such committee delegates administrative authority hereunder to any other person or group of persons pursuant to Section 10.2, such person or group of persons shall be deemed to be the Administrator hereunder to such extent, except that further delegation by such persons shall not be permitted hereunder.

(c) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” shall mean:

(i) the acquisition by any person, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either the then outstanding equity interests in the Company or the combined voting power of the Company’s then outstanding voting securities; or

(ii) the consummation of a reorganization, merger or consolidation of the Company or the sale of all or substantially all of the assets of the Company, in each case with respect to which the persons who held equity interests in the Company immediately prior to such reorganization, merger, consolidation or sale do not immediately thereafter own, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the surviving or resulting corporation or other entity; provided, however, that any such transaction consummated in connection with, or for the purpose of facilitating, a underwritten public offering shall not constitute a Change in Control hereunder;

in each case, provided that such event constitutes a “change in control” within the meaning of Section 409A of the Code.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code or as a result of any restructuring that occurs as a result of any such proceeding.

(f) “Change in Control Date” shall mean the first date as of which a Change in Control occurs.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Common Stock” means the common stock, par value $0.01 per share, of the Company and such other stock or securities into which such common stock is hereafter converted or for which such common stock is exchanged.

(i) “Company” means Gogo Inc., a Delaware corporation, and any successor thereto.

(j) “Compensation” means the base salary or wages and overtime of an Employee. Compensation shall be determined prior to the Employee’s pre-tax contributions pursuant to Section 125 or 401(k) of the Code. If determined by the Administrator, other forms of compensation may be included in or excluded from the definition of Compensation as permitted by Section 423 of the Code.

(k) “Contribution” means the amount of an after-tax payroll deduction an Employee has made, as set out in such Employee’s payroll deduction authorization form. If the Administrator so determines, a Contribution for Employees on a Company-approved leave of absence shall include a cash contribution equal to the amount of the after-tax payroll deduction an Employee would have made if such Employee had been receiving Compensation during the Company-approved leave of absence.

(l) “Designated Subsidiary” means the Subsidiary or Subsidiaries of the Company that have been designated from time to time by the Administrator in its sole discretion as eligible to participate in the Plan.

(m) “Effective Date” means the date on which the Plan is approved by the shareholders of the Company, which date shall be within the twelve months before or after the date the Plan is approved by the Board.

(n) “Employee” means any person who performs services for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). For purposes of this Plan, where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

(o) “Fair Market Value” of a Share as of any date of determination shall be:

(i) If the Company Common Stock is listed on any established stock exchange or a national market system, the closing price for such date per share of Company Common Stock as reported on such stock exchange or system;

(ii) If there are no transactions in the Company Common Stock that are available on any date of determination pursuant to clause (a), but transactions are available to the Company as of the immediately preceding trading date, then the Fair Market Value shall be determined as of the immediately preceding trading date; or

(iii) If neither Clause (a) nor clause (b) shall apply on any date of determination, then the Fair Market Value shall be determined in good faith by the Administrator with reference to (x) the most recent valuation of the Company Common Stock performed by an independent valuation consultant or appraiser of nationally recognized standing, if any, (y) sales prices of securities issued to investors in any recent arm’s length transactions, and (z) any other factors determined to be relevant by the Administrator.

(p) “Offer Date” means the first day of each Offering Period.

(q) “Offering Period” means a period of time specified by the Administrator, consistent with Section 423 of the Code, beginning on the Offer Date and ending on the Acquisition Date, which, in any event, shall not be more than twenty-seven (27) months after the Offer Date.

(r) “Participant” means an Employee who becomes a participant in the Plan pursuant to Article V.

(s) “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity of whatever nature.

(t) “Purchase Price” means the purchase price per Share subject to the Share Purchase Right determined pursuant to Section 6.3.

(u) “Securities Act” means the Securities Act of 1933, as amended.

(v) “Share” means a share of Common Stock.

(w) “Share Purchase Right” means a right that entitles the holder to purchase from the Company a stated number of Shares in accordance with, and subject to, the terms and conditions of the Plan.

(x) “Subsidiary” of an entity means any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Article III

Available Shares and Adjustments

Section 3.1 Available Shares. Subject to adjustments as provided in this Article III, the maximum number of Shares available for purchase under the Plan on or after the Effective Date is 1,200,000 shares of Stock. Shares issued under the Plan may be authorized but unissued Shares, Shares held in treasury or reacquired Common Stock.

Section 3.2 Adjustments.

(a) Changes in Capitalization. If and to the extent necessary or appropriate to reflect any stock dividend, extraordinary dividend, stock split or share recombination or any recapitalization, merger, consolidation, exchange of shares, spin-off, liquidation or dissolution of the Company or other similar transaction affecting the Company Common Stock (each, a “Corporate Event”), the Administrator shall, in such manner as it may deem equitable to prevent the diminution or enlargement or the rights of the Company and Participants hereunder by reason of such Corporate Event, adjust any or all of the number and kind of Shares (or other securities or property) with respect to which a Share Purchase Right may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares that may be issued under the Plan). All determinations and adjustments made by the Administrator in good faith pursuant to this Section 3.2 shall be final and binding on the affected Participants and the Company. Any adjustment of an Award pursuant to this Section 3.2 shall be effected in compliance with Section 423 of the Code.

(b) Change in Control. Notwithstanding any other provision of this Plan, in the event of a Change in Control of the Company, the Administrator, in its sole discretion, may take whatever action it deems necessary or appropriate in connection therewith, including, but not limited to (i) shortening any Offering Period then in progress such that the Acquisition Date is on or prior to the Change in Control Date, (ii) shortening any Offering Period then in progress and refunding any amounts accumulated in a Participant’s account for such Offering Period, (iii) cancelling all outstanding Share Purchase Rights as of the Change in Control Date and paying each holder thereof an amount equal to the difference between the per Share Fair Market Value as of the Change in Control Date and the Purchase Price determined in accordance with Section 6.3, or (iv) for each outstanding Share Purchase Right, granting a substitute right to purchase shares in accordance with Section 424 of the Code. Nothing in this Section 3.2(b) shall affect in any way the Company’s right to terminate the Plan at any time pursuant to Section 10.7 or 10.8.

(c) Insufficient Shares. If the Administrator determines that, on a given Acquisition Date, the number of Shares that may be purchased under the outstanding Share Purchase Rights for the applicable Offering Period may exceed (i) the number of Shares that were available for issuance under the Plan on the Offer Date of the applicable Offering Period or (ii) the number of Shares available for sale under the Plan on such Acquisition Date, including but not limited to by reason of a limitation on the maximum number of Shares that may be purchased set by the Administrator pursuant to Section 6.2(a) or (b), the Administrator shall make a pro rata allocation of the Shares available for issuance on such Acquisition Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants purchasing Shares on such Acquisition Date, and unless additional Shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 10.7 hereof. If the Plan is so terminated, then the balance of the amount credited to the Participant’s account which has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable without any interest thereon. The Company may make a pro rata allocation of the Shares available on the Offer Date of any applicable Offering Period pursuant to the first sentence of this section, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s shareholders subsequent to such Offer Date.

Article IV

Eligibility

Section 4.1 Eligible Employees. Any person who is an Employee of the Company or a Designated Subsidiary as of the Offer Date for a given Offering Period shall be eligible to participate in the Plan for such Offering Period, subject to the requirements of this Article IV and the limitations imposed by Section 423(b) of the Code. Notwithstanding the foregoing, the Administrator may, on a prospective basis, (i) exclude from participation in the Plan Employees (a) whose customary employment is for not more than 20 hours per week or five months per year or (b) who are citizens or residents of a non-U.S. jurisdiction if grant of a

Share Purchase Right under the Plan is prohibited under the laws of such non-U.S. jurisdiction or compliance with the laws of such non-U.S. jurisdiction would cause the Plan or any actions under the Plan to violate Section 423 of the Code and (ii) impose a generally applicable eligibility service requirement of up to two years of employment. The Administrator may also determine that a designated group of highly compensated employees (within the meaning of Section 414(q) of the Code) are ineligible to participate in the Plan.

Section 4.2 Five Percent Shareholders. Notwithstanding any other provision of the Plan to the contrary, no Employee shall be eligible to participate in the Plan if, after giving effect to the grant of a Share Purchase Right in the next Offering Period, the Employee (or any other person whose stock would be attributed to the Employee pursuant to Section 424(d) of the Code) owns and/or holds Common Stock and outstanding rights to purchase Common Stock possessing, in the aggregate, five percent or more of the total combined voting power or value of all issued and outstanding stock of the Company.

Article V

Participation

Section 5.1 An eligible Employee may become a Participant in the Plan by completing a payroll deduction authorization form and any other required enrollment documents provided by the Administrator (including, Participants a joint election under s431 ITEPA 2003) or its designee and submitting them to the Administrator or its designee in accordance with the rules established by the Administrator. The enrollment documents, which may be in electronic form, shall set forth the portion of the Participant’s Compensation, including any minimum or maximum Contribution percentage and any minimum or maximum percentage increments, to be paid as Contributions pursuant to the Plan. An Employee’s payroll deduction authorization shall become effective on the Offer Date. Amounts deducted from a Participant’s Compensation pursuant to this Article V shall be credited to the Participant’s Plan account. No interest shall be payable on the amounts credited to the Participant’s Plan account.

Section 5.2 A Participant’s election to participate in the Plan with respect to an Offering Period shall enroll such Participant in the Plan for each successive Offering period at the same payroll deduction percentage as in effect at the termination of the prior Offering Period, unless (i) such Participant delivers to the Company a different election with respect to the successive Offering Period by such time and in such manner as is designated by the Administrator for enrollment in the Plan for such successive Offering Period, (ii) such Participant withdraws from the Plan pursuant to Article IX or becomes ineligible for participation in the Plan or (iii) the Administrator determines that elections for all Participants shall cease at the end of an applicable Offering Period.

Section 5.3 Each Employee who is granted a Share Purchase Right under the Plan for any Offering Period shall have the same rights and privileges as all other Employees granted Share Purchase Rights under the Plan for such Offering Period.

Article VI

Share Purchase Rights

Section 6.1 Number of Shares. Each Eligible Employee who on the Offer Date is a Participant participating in such Offering Period shall be granted a Share Purchase Right to purchase Shares on the Acquisition Date for such Offering Period. Subject to the limitations set forth in Section 6.2, the number of Shares subject to such Share Purchase Right shall be the number of whole Shares determined by dividing the Purchase Price into the balance credited to the Participant’s account as of the Acquisition Date.

Section 6.2 Limitation on Purchases. Participant purchases are subject to adjustment as provided in Section 3.2(c) and to the following limitations:

(a) Offering Period Limitation. Subject to the calendar year limits provided in Section 6.2(b), the Administrator shall have the right to set a maximum value of Shares that a Participant shall have the right to purchase or a maximum Contribution percentage of the Participant’s Compensation earned during such Offering Period that the Participant may use to purchase Shares in any Offering Period pursuant to a Share Purchase Right or right intended to qualify under Section 423 of the Code. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares that may be purchased pursuant to Share Purchase Rights with respect to any Offering Period or on any Acquisition Date (subject to the $25,000 limitation in Section 6.2(b)).

(b) Calendar Year Limitation. Notwithstanding Section 6.2 (a), in the event that a Participant is granted a Share Purchase Right that permits such Participant to purchase Shares that, together with all other Share Purchase Rights granted to the Participant during the same calendar year under this Plan and any other plan of the Company or any Subsidiary of the Company that are qualified under Section 423 of the Code, has an aggregate value in excess of $25,000 (determined on the date of grant), such Share Purchase Right shall be reduced such that the aggregate value of all Share Purchase Rights granted to or exercisable by the Participant during the same calendar year under any plan of the Company or any Subsidiary of the Company that are qualified under Section 423 of the Code is $25,000. The Administrator may also set a maximum aggregate number of Shares or maximum aggregate Fair Market Value of Shares, which is less than the $25,000 limitation set forth in this Section 6.2(b), that may be purchased pursuant to Share Purchase Rights in a calendar year.

(c) Refunds. As of the first date on which a Participant’s ability to purchase Shares is limited by this Section 6.2, the Participant’s payroll deductions shall terminate, and any excess payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 6.3 Purchase Price. The purchase price per Share with respect to an Offering Period shall be determined by the Compensation Committee; provided that such purchase price shall not be less than the lesser of (x) eighty-five percent (85%) of the Fair Market Value of a Share on the date on which an Offering Period commences and (y) eighty-five percent (85%) of the Fair Market Value of a Share on the Acquisition Date.

Article VII

Purchase of Shares Under Share Purchase Rights

Section 7.1 Purchase. Unless a Participant withdraws from the Plan as provided in Article IX, each Participant shall automatically purchase and acquire as of the Acquisition Date the number of whole Shares subject to the Share Purchase Right that may be purchased at the Purchase Price for that Share Purchase Right with the Contributions in such Participant’s account. Any surplus in the account that is insufficient to purchase a whole Share shall be carried forward into the next Offering Period unless the Participant has elected to withdraw from the Plan pursuant to Article IX or the Administrator determines that surplus amounts for Participants shall not be carried forward, in which case such surplus amount shall be distributed to the Participant in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.2 Registration Compliance.

(a) No Shares may be purchased under a Share Purchase Right unless the Shares to be issued or transferred upon purchase are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

(b) If, on an Acquisition Date of any Offering Period, the Shares are not registered or exempt or the Plan is not in such compliance, no Shares under the Share Purchase Rights granted under the Plan shall be purchased on the Acquisition Date. The Acquisition Date shall be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date shall in no event be more than five years from the Offer Date or, if applicable, such lesser time as permitted under Section 423 of the Code.

(c) If, on the Acquisition Date of any Offering Period, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Shares under the Share Purchase Rights shall be purchased, and all Contributions accumulated during the Offering Period (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants in a lump sum as soon as reasonably practicable without any interest thereon.

Section 7.3 Delivery of Shares. As soon as practicable after each Acquisition Date, the Company shall deliver the Shares acquired by each Participant during an Offering Period to the Participant or an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. No certificates shall be delivered with respect to the Shares acquired by a Participant.

Section 7.4 Vesting. A Participant’s interest in the Common Stock purchased upon the purchase of Shares under a Share Purchase Right shall be immediately vested and nonforfeitable.

Section 7.5 Nontransferability. Each Share Purchase Right granted under this Plan shall be nontransferable. During the lifetime of the Participant to whom the Share Purchase Right is granted, the Shares under a Share Purchase Right may be purchased only by the Participant. No right or interest of a Participant in any Share Purchase Right shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

Article VIII

Restrictions on Sale

Shares of Common Stock purchased under the Plan may be subject to any such holding restrictions that the Administrator shall determine to be appropriate with respect to any Offering Period consistent with Section 423 of the Code.

Article IX

Withdrawal From Participation and Termination of Employment

A Participant may revoke his or her payroll deduction authorization form for an Offering Period and withdraw from participation in the Plan for that Offering Period by giving written or electronic notice to the Administrator in such form and at such time before the Acquisition Date as may be established by the Administrator. In the event of a Participant’s withdrawal in accordance with the preceding sentence, all of the payroll deductions credited to his or her account shall be paid to the Participant in a lump sum as soon as reasonably practicable after receipt of the notice of withdrawal, without any interest thereon, and no further payroll deductions shall be made from his or her Compensation for that Offering Period. A Participant shall be deemed to have elected to withdraw from the Plan in accordance with this Article IX if he or she ceases to be an employee of the Company or any of its Subsidiaries for any reason. Unless the Administrator determines otherwise consistent with Section 423 of the Code, a Participant’s withdrawal (other than due to a termination of employment) during an Offering Period shall not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Offering Period.

Article X

General Provisions

Section 10.1 Administration. The Plan shall be administered by the Administrator. The Administrator may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Administrator under the Plan shall be exercised by the Administrator in its sole discretion. Determinations, interpretations, or other actions made or taken by the Administrator under the Plan shall be final, binding, and conclusive for all purposes and upon all persons.

Section 10.2 Delegation by the Administrator. Any or all of the powers, duties, and responsibilities of the Administrator hereunder may be delegated by the Administrator to, and thereafter exercised by, one or more persons designated by the Administrator, including members of management of the Company and/or members of the human resources function of the Company, and any determination, interpretation, or other action taken by such designee shall have the same effect hereunder as if made or taken by the Administrator. Notwithstanding the foregoing, only the Compensation Committee shall have the power to determine the Purchase Price for any Offering Period.

Section 10.3 Tax Withholding. The Company shall have the power to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local, and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.

Section 10.4 At-Will Employment. Nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company and any of its Subsidiaries, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

Section 10.5 Unfunded Plan; Plan Not Subject to ERISA. The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 10.6 Freedom of Action. Nothing in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any account or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

Section 10.7 Term of Plan. The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (i) the tenth anniversary of the Effective Date, (ii) the termination of the Plan pursuant to Section 10.8 or (iii) the date on which no more Shares are available for issuance under the Plan. Upon termination of the Plan, all funds accumulated in a Participant’s account shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.8 Amendment or Alteration. The Board or the Administrator may at any time amend, suspend, discontinue or terminate the Plan; provided that if the Plan is amended in a manner that is considered the adoption of a new plan pursuant to Section 423 of the Code, including (i) an increase in the aggregate number of Shares that may be issued under the Plan pursuant to Section 3.1 (other than an increase merely reflecting a change in the number of outstanding Shares pursuant to Section 3.2), (ii) a change in the granting Company or the stock available for purchase under the Plan or (iii) a change in the designation of corporations whose Employees may be offered Share Purchase Rights under the Plan, the shareholders of the Company must reapprove the Plan as if such action were the adoption of a new plan within the time prescribed under Section 423 of the Code. The Board or the Administrator, in its sole discretion, may terminate the Plan at any time. Upon such termination, all funds accumulated in a Participant’s account at such time shall be paid to such Participant in a lump sum as soon as reasonably practicable without any interest thereon, and all Share Purchase Rights shall automatically terminate.

Section 10.9 Severability. In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

Section 10.10 Assignment. Except as otherwise provided in this Section 10.10, this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors, and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 10.10 shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators, or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or Affiliate of the Company; to any corporation, partnership, or other entity that may be organized by the Company, its general partners, or its Participants, as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership, or other entity resulting from the reorganization, merger, or consolidation of the Company with any other corporation, partnership, or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged, or transferred, in each case to the extent permitted under Section 423 of the Code.

Section 10.11 Non-Transferability of Rights. Unless otherwise agreed to in writing by the Administrator, no rights or interests hereunder or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings

(including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 10.11 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 10.12 Headings. The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

Section 10.13 Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. The fact that this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

Section 10.14 Governing Law. To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

Section 10.15 Conformity to Securities Laws. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated under any of the foregoing, to the extent the Company, any of its Subsidiaries or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 10.16 Tax Reporting Information. At the Company’s request, Participants will be required to provide the Company and any Affiliates with any information reasonably required for tax reporting purposes.

Section 10.17 Participant Acknowledgment. By electing to participate in an Offering Period, Participants acknowledge and agree that (i) Participants may be required to hold Shares during any holding periods to which such Shares are subject; (ii) the Shares acquired under the Plan may lose some or all of their value in the future; and (iii) Participants are able to afford to bear the economic risk of holding the Shares for any holding period and of any loss in value of the Shares.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐
1.	Election of Directors
Nominees
01	Hugh W. Jones 02 Michael J. Small 03 Oakleigh Thorne
The Board of Directors recommends you vote FOR the following proposals:								For	Against	Abstain
2.	Advisory vote approving executive compensation.							☐	☐	☐
3.	Approval of the amendments to the Gogo Inc. Employee Stock Purchase Plan.							☐	☐	☐
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

				JOB #					SHARES CUSIP # SEQUENCE #
	Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com

GOGO INC. Annual Meeting of Stockholders June 7, 2017 9:00 AM, CDT This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Marguerite M. Elias and Jenelle M. Chalmers, or either of them, as proxies, each, with the power to appoint her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOGO INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, CDT on June 7, 2017, at Gogo’s Corporate headquarters at 111 N. Canal St., Chicago, IL 60606, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side